SCHEDULE 14A

                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement             |_|  Soliciting Material under Rule
|_|  Confidential, for Use of the                 14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials

                              CH ENERGY GROUP, INC
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transaction applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.

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|_|   Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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

                              CH ENERGY GROUP, INC.
                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879

                                                                   March 7, 2008

To the Holders of Shares of Common Stock:

      I am pleased to invite you to the 2008 Annual Meeting of Shareholders of CH Energy Group, Inc. (the "Corporation").

      The Annual Meeting of Shareholders will be held at the Corporation's office in Poughkeepsie, New York on April 22, 2008, at 10:30 AM. A Notice of the Annual Meeting of Shareholders and the Proxy Statement are attached.

      We request that you mark, sign, date, and mail the enclosed proxy card promptly. Prompt return of your voted proxy will reduce the cost of further mailings. As an alternative to returning your proxy card by mail, you can also vote your shares by proxy by calling the toll-free number on your proxy card or by using the Internet at WWW.INVESTORVOTE.COM/CHG. For shareholders of record, both methods of voting are available twenty-four hours a day, seven days a week, and will be accessible until 12:01 AM (Central Time) on April 22, 2008. You may revoke your voted proxy in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the meeting, or you may vote in person if you attend the meeting.

      The response from our shareholders in the past to annual proxy statements has been outstanding, and this year we are once again looking forward to receiving your proxy.

      You are cordially invited to attend the Annual Meeting of Shareholders in person. It is always a pleasure for me and the other members of the Board of Directors to meet with our shareholders. We look forward to greeting as many of you as possible at the meeting.

                                        Steven V. Lant
                                        CHAIRMAN OF THE BOARD, PRESIDENT
                                        AND CHIEF EXECUTIVE OFFICER

                              CH ENERGY GROUP, INC.

                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

To the Holders of Shares of Common Stock:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CH Energy Group, Inc. (the "Corporation") will be held:

TIME ...............   10:30 AM on Tuesday, April 22, 2008

PLACE ..............   Office of the Corporation,
                       284 South Avenue,
                       Poughkeepsie, New York 12601-4879

ITEMS OF BUSINESS ..   (1) To elect three Directors, each to serve for a
                       three-year term expiring in 2011;
                       (2) To consider and vote upon a shareholder proposal, if properly presented; and
                       (3) To act upon any other matters that may properly come before the meeting.

RECORD DATE ........   Holders of Record of Shares of Common Stock on the close
                       of business on February 29, 2008, are entitled to vote at the meeting.

ANNUAL REPORT ......   The Annual Report to Shareholders, as combined with the
                       Corporation's Annual Report on Form 10-K filed with the
                       Securities and Exchange Commission, is enclosed.

PROXY VOTING .......   It is important that your shares be represented and voted
                       at the Annual Meeting of Shareholders. Please MARK, SIGN,
                       DATE, AND RETURN PROMPTLY the enclosed proxy card in the postage-paid envelope furnished for that purpose. As an alternative to returning your proxy card by mail, you can also vote your shares by proxy by calling the toll-free number on your proxy card or by using the Internet at WWW.INVESTORVOTE.COM/CHG. For shareholders of record, both methods of voting are available twenty-four hours a day, seven days a week, and will be accessible until 12:01 AM (Central Time) on April 22, 2008. You may revoke your voted proxy in the manner described in the accompanying proxy statement at any time prior to its exercise at the meeting, or you may vote in person if you attend the meeting.

                                             By Order of the Board of Directors,

                                                                   John E. Gould
March 7, 2008                                                CORPORATE SECRETARY

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROXY STATEMENT ............................................................   1
CURRENT DIRECTORS, CLASSES, AND TERMS OF OFFICE ............................   4
PROPOSAL NO. 1 - ELECTION OF DIRECTORS .....................................   5
GOVERNANCE OF THE CORPORATION ..............................................   8
REPORT OF THE AUDIT COMMITTEE ..............................................  14
BENEFICIAL OWNERSHIP .......................................................  17
STOCK EQUIVALENTS OWNERSHIP OF DIRECTORS ...................................  18
INSURANCE ..................................................................  19
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ....................  19
EXECUTIVE COMPENSATION .....................................................  19
COMPENSATION COMMITTEE REPORT ..............................................  32
PROPOSAL NO. 2 - SHAREHOLDER PROPOSAL RELATING TO THE DECLASSIFICATION OF
  THE BOARD OF DIRECTORS ...................................................  47
OTHER MATTERS ..............................................................  49

                                 PROXY STATEMENT

      The proxy of each shareholder of record is being solicited by CH Energy Group, Inc. ("Energy Group" or the "Corporation"), on behalf of the Corporation's Board of Directors, for use in connection with the Corporation's Annual Meeting of Shareholders to be held on April 22, 2008 (the "Annual Meeting"), at the offices of the Corporation, 284 South Avenue, Poughkeepsie, New York 12601-4879.

      This proxy statement and enclosed proxy card are being sent to the Corporation's shareholders on or about March 7, 2008. The mailing address of the principal executive office of the Corporation is 284 South Avenue, Poughkeepsie, New York 12601-4879.

      The Corporation is the holding company parent of Central Hudson Gas & Electric Corporation ("Central Hudson") and Central Hudson Enterprises Corporation ("CHEC"), and their respective subsidiaries.

      IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2008:

      THIS PROXY STATEMENT AND THE CORPORATION'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 ARE AVAILABLE AT
WWW.CHENERGYGROUP.COM BY SELECTING "INVESTOR RELATIONS" AND THEN SELECTING "FINANCIAL REPORTS."

SHAREHOLDERS ENTITLED TO VOTE

      The record of shareholders entitled to notice of, and to vote at, the Annual Meeting was taken at the close of business on February 29, 2008. On that date, there were 15,774,100 shares of common stock ($0.10 par value) of the Corporation ("Common Stock") outstanding. Each share of Common Stock is entitled to one vote. No other class of securities is entitled to vote at the Annual Meeting.

PROXIES

HOW YOU CAN VOTE

      Shareholders of record can give a proxy to be voted at the Annual Meeting
(i) by telephone, (ii) electronically, using the Internet, at WWW.INVESTORVOTE.COM/CHG, or (iii) by mail. Shareholders who hold their shares in "street name" must vote their shares in the manner prescribed by their brokers.

      The telephone and Internet voting procedures have been set up for shareholder convenience, and have been designed to authenticate shareholder identity, to allow shareholders to give voting instructions, and to confirm that those instructions have been recorded properly. If shareholders of record wish to vote by proxy card, by telephone, or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card. If shareholders vote by telephone or by the Internet or wish to vote using a paper format and return their signed proxy cards before the Annual Meeting, their shares will be voted as directed.

      Whether shareholders choose to vote by telephone, electronically using the Internet, or by mail, each proxy will be voted in accordance with the shareholder's instructions with respect to the election of Directors and the shareholder proposal set forth in Proposal No. 2, if the proposal is properly presented.

      IF SHAREHOLDERS DO NOT SPECIFY ON THEIR PROXY CARD (OR WHEN GIVING THEIR PROXY BY TELEPHONE OR BY USING THE INTERNET) HOW THEY WANT TO VOTE THEIR SHARES, IT IS THE INTENTION OF THE PERSONS NAMED ON THE PROXY CARD TO VOTE (1) "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR AS SET FORTH IN PROPOSAL NO. 1 AND (2) "AGAINST" THE SHAREHOLDER PROPOSAL SET FORTH IN PROPOSAL NO. 2.

      ABSTENTIONS AND BROKER NON-VOTES ARE VOTED NEITHER "FOR" NOR "AGAINST" AND HAVE NO EFFECT ON THE VOTE BUT ARE COUNTED IN THE DETERMINATION OF A QUORUM.

REVOCATION OF PROXIES

      A shareholder may revoke his or her proxy, at any time before it is exercised, in any of three ways:

      (a)   by submitting written notice of revocation to the Corporate
            Secretary;

      (b) by submitting another proxy by telephone, electronically, using the Internet at WWW.INVESTORVOTE.COM/CHG, or by mail that is later dated and (if by mail) that is properly signed; or

      (c)   by voting in person at the Annual Meeting.

COST OF PROXY SOLICITATION

      The cost of preparing, printing, and mailing the notice of meeting, proxy statement, proxy card, and annual report will be borne by the Corporation. Proxy solicitation other than by use of the mail may be made by regular employees of the Corporation by telephone and personal solicitation. Banks, brokerage houses, custodians, nominees, and fiduciaries are requested to forward soliciting material to their principal(s) and to obtain authorization for the execution of proxies, and may be reimbursed for their out-of-pocket expenses incurred in that connection. In addition, the Corporation has retained D. F. King & Co., Inc. of New York, New York, a proxy solicitation organization, to assist the Corporation in the solicitation of proxies. The fee to be paid by the Corporation to such organization in connection therewith is estimated to be $7,500, plus reasonable out-of-pocket expenses.

SHAREHOLDER AND INTERESTED PARTY COMMUNICATIONS

      Highlights of the 2008 Annual Meeting of Shareholders and text of the remarks of the Chairman of the Board, President and Chief Executive Officer at the Annual Meeting will be published on the Corporation's Internet site at WWW.CHENERGYGROUP.COM. As noted above, a copy of the Corporation's Annual Report to Shareholders, as well as a copy of the 2007 Financial & Statistical Report that supplements the Annual Report to Shareholders, will also be published on the same Internet site.

      Shareholders may obtain information relating to their own share ownership by contacting the Corporation's Shareholder Relations Department at 845-486-5204 or by writing to the Corporation's Shareholder Relations Department at 284 South Avenue, Poughkeepsie, New York 12601-4879.

      Shareholder communications related to any aspect of the Corporation's business are also welcome. Space for comments is provided on the proxy card given to shareholders of record.

      Shareholders may also submit written communications to the Corporation in care of the Corporate Secretary at 284 South Avenue, Poughkeepsie, New York 12601-4879. Although all communications may not be answered on an individual basis, they do assist the Directors and management in addressing the needs of shareholders.

      Each such communication received by the Corporate Secretary from a shareholder is reviewed by him to determine how it should be handled. Not all communications from shareholders are communicated directly to the Board of Directors.

      If the subject matter of a communication from a shareholder is a concern or complaint regarding the accuracy or integrity of the Corporation's accounting, auditing, or financial reporting, the Corporate Secretary follows the procedures established by the Board of Directors for "Receiving and Handling Concerns or Complaints Regarding Accounting, Auditing or Financial Reporting." These procedures, set forth in Section IV of the Corporation's Code of Business Conduct and Ethics, which is available on the Corporation's Internet site at WWW.CHENERGYGROUP.COM, are as follows:

                  The Audit Committee of the Board of Directors of CH Energy
            Group, Inc. has established the following procedures for persons to follow in order to communicate concerns or complaints to the Company about the accuracy and integrity of the Company's accounting, auditing and financial reporting. All persons are encouraged to submit good faith concerns and complaints without fear of retaliation of any kind. The Company will not discharge, demote, suspend, threaten, harass or in any other manner discriminate against any employee in the terms and condition of his or her employment because the employee has raised good faith concerns or complaints in accordance with these procedures. If an employee wishes to do so, he or she may communicate concerns anonymously in accordance with paragraph (ii) below.

      (I) SUBMISSION OF CONCERNS AND COMPLAINTS

            Any person may submit a concern or complaint about accounting, internal accounting controls or auditing matters by bringing the matter directly to the attention of:

                             Joseph B. Koczko, Esq.
                                Thompson Hine LLP
                         335 Madison Avenue, 12th Floor
                          New York, New York 10017-4611
                               Phone: 212-344-5680
                                Fax: 212-344-6101
                      Email: Joseph.Koczko@ThompsonHine.com

      (II) ANONYMOUS SUBMISSIONS BY EMPLOYEES

            If an employee wishes to submit a concern on an anonymous basis regarding questionable accounting or auditing matters, he or she may do so by communicating in writing with Mr. Koczko at the above address. This writing should include sufficient information and specificity to allow the Company to review the subject matter.

      (III) TREATMENT OF CONCERNS AND COMPLAINTS

            Upon receipt of a concern or complaint, Mr. Koczko will communicate the concern or complaint to General Counsel, John E. Gould, Esq., and he and Mr. Gould will consult with the Chairman of the Audit Committee regarding the concern or complaint. Subject to the authority of the Audit Committee, the Chairman of the Audit Committee, in consultation with Mr. Koczko and Mr. Gould, will determine how the concern or complaint should be evaluated and, if necessary, investigated by Mr. Koczko, by Mr. Gould or by such other persons as may be appropriate. Prompt and corrective action will be taken when and as warranted in the judgment of the Audit Committee. The Company will make every effort to maintain, within the limits allowed by law and consistent with the need to conduct an adequate review, the confidentiality of anyone submitting a concern or complaint.

      (IV) RETENTION OF INFORMATION

            Mr. Koczko shall maintain a file at Thompson Hine LLP regarding each submission of a concern or complaint. The file shall contain the original document(s) with respect to the submission of the concern or complaint, together with other documents and records regarding the evaluation, investigation and resolution of the matter.

      (V) QUARTERLY REPORTING TO THE AUDIT COMMITTEE

            The Chairman of the Audit Committee shall report quarterly to the Audit Committee with respect to the status of all pending submissions of concerns or complaints concerning matters covered by these procedures. Copies of each file will be maintained in accordance with the Company's document retention policy. In addition, Mr. Koczko shall prepare and maintain a written log listing each submission by date and setting forth a brief written description regarding the substance of the matter. A copy of this log shall be provided to the Chairman of the Audit Committee and the General Counsel on a quarterly basis.

      A shareholder may send a written communication to the Board of Directors or to specific individual Directors by addressing the communication to the Board of Directors or to an individual Director and submitting the communication to the Corporation in care of the Corporate Secretary at 284 South Avenue, Poughkeepsie, New York 12601-4879.

      The Lead Independent Director of the Board of Directors, E. Michel Kruse, is an independent Director and has been designated by the Board to preside at the executive sessions of the independent Directors. If interested parties wish to make a concern known to the independent Directors, they may do so in a writing addressed to the Lead Independent Director and submitted in accordance with the procedures established by the Board of Directors for "Receiving and Handling Concerns or Complaints Regarding Accounting, Auditing or Financial Reporting." These procedures are set forth in

Section IV of the Corporation's Code of Business Conduct and Ethics, which is available on the Corporation's Internet site at WWW.CHENERGYGROUP.COM, and are also set forth above. Each such writing submitted in accordance with these procedures will be communicated directly to Mr. Kruse.

SHAREHOLDER PROPOSALS

      A shareholder who would like to have a proposal included in the Corporation's 2009 Proxy Statement must submit the proposal so that the Corporate Secretary receives it no later than November 7, 2008. The rules of the Securities and Exchange Commission ("SEC") contain procedures governing shareholder proposals that may be included in a proxy statement. In addition, the Corporation's By-laws must be followed.

      The By-laws require any shareholder wishing to make a nomination for Director or to introduce a proposal or other business at the Corporation's 2009 Annual Meeting of Shareholders to give the Corporation advance written notice thereof no earlier than January 22, 2009, and no later than February 21, 2009.

      A copy of the Corporation's By-laws may be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879.

                 CURRENT DIRECTORS, CLASSES, AND TERMS OF OFFICE

      The Corporation's Restated Certificate of Incorporation and By-laws require that the Board of Directors be divided into three classes as nearly equal in number as possible with staggered terms so that, at each Annual Meeting of Shareholders, one class of Directors will stand for election to a three-year term. The Directors currently in classes are listed below and their respective terms of office expire as of the Annual Meeting of Shareholders in the years listed below:

                                 CLASS I - 2010
                                 Steven V. Lant
                                Jeffrey D. Tranen

                                 CLASS II - 2008
                               Margarita K. Dilley
                                Steven M. Fetter
                                Stanley J. Grubel

                                CLASS III - 2009
                                Manuel J. Iraola
                                 E. Michel Kruse
                               Ernest R. Verebelyi

      On April 24, 2007, the Board of Directors voted unanimously to decrease the number of Directors of the Corporation from nine to eight upon the retirement of Class I Director Edward F. X. Gallagher from the Board. Mr. Gallagher had reached the age at which he could not stand for reelection under the Corporation's By-laws.

      The nominees for Directorship positions are set forth below. Although the Board of Directors does not anticipate that the nominees will be unable to serve, should such a situation arise prior to the Annual Meeting, the proxies will be voted in accordance with the best judgment of the persons acting thereunder. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      The Board of Directors proposes the following nominees to be elected to the Board of Directors at the Annual Meeting, their terms to expire at the Annual Meeting of Shareholders in the year noted below or until a successor is elected and qualified. The Board of Directors recommends a vote in favor of each such nominee:

                                CLASS II -- 2011
                               Margarita K. Dilley
                                Steven M. Fetter
                                Stanley J. Grubel

VOTE REQUIRED FOR ELECTION OF DIRECTORS

      The nominees for Director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. Abstentions and broker non-votes are voted neither "FOR" nor "AGAINST" and have no effect on the vote but are counted in the determination of a quorum.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                      YOU VOTE "FOR" EACH OF THE NOMINEES.

NOMINEES AND OTHER DIRECTORS

      The following table sets forth (i) the name and age of each nominee and of each Director of the Corporation whose term of office continues after the Annual Meeting, (ii) the principal occupation and employment of each person during the past five years, (iii) positions and offices with the Corporation held by each person, and (iv) the period during which each has served as a Director of the Corporation. Each nominee is currently serving as a Director of the Corporation.

                                    PRINCIPAL OCCUPATION AND                                                    PERIOD OF
                                   BUSINESS EXPERIENCE DURING               POSITIONS OR OFFICES WITH THE       SERVICE AS
      NAME AND AGE                   THE PAST FIVE YEARS (1)                        CORPORATION               DIRECTOR BEGAN
------------------------   --------------------------------------------   ---------------------------------   --------------
                       NOMINEES FOR ELECTION AS CLASS II DIRECTORS SERVING FOR A TERM EXPIRING IN 2008

Margarita K. Dilley ....   Consultant; Vice President, Chief Financial    Director; Chair of the Audit             2004
  50                         Officer, and Director of Astrolink             Committee of the Board of
                             International LLC, 1998-2004; Director of      Directors
[PHOTO OF MARGARITA K.       Strategy & Corporate Development and
  DILLEY]                    Treasurer of INTELSAT, 1992-1998;
                             Treasurer, Comsat Corporation, 1987-1992
                                Washington, DC

                                    PRINCIPAL OCCUPATION AND                                                    PERIOD OF
                                   BUSINESS EXPERIENCE DURING               POSITIONS OR OFFICES WITH THE       SERVICE AS
      NAME AND AGE                   THE PAST FIVE YEARS (1)                        CORPORATION               DIRECTOR BEGAN
------------------------   --------------------------------------------   ---------------------------------   --------------
                       NOMINEES FOR ELECTION AS CLASS II DIRECTORS SERVING FOR A TERM EXPIRING IN 2008

Steven M. Fetter .......   President, Regulation UnFettered, a            Director; Chair of the Governance        2002
  55                         consulting firm, 2002-present; Board           and Nominating Committee of the
                             member and former Chairman of the              Board of Directors
[PHOTO OF STEVEN M.          National Regulatory Research Institute;
  FETTER]                    Group Head and Managing Director, Global
                             Power Group, Fitch Ratings, 1998-2002;
                             Chairman and Commissioner of the Michigan
                             Public Service Commission, 1987-1993;
                             Acting Associate Deputy Under Secretary
                             of Labor, U.S. Department of Labor, 1987
                                Henderson, NV

Stanley J. Grubel ......   Consultant; Director, Asyst Technologies,      Director; Chair of the Compensation      1999
  65                         Inc.; Vice President and General Manager,      Committee of the Board of
                             Philips Semiconductor Manufacturing,           Directors
[PHOTO OF STANLEY J.         Inc., 2000-2001; Chief Executive Officer,
  GRUBEL]                    MiCRUS, 1995-2000
                                Irvington, NY

                       INCUMBENT CLASS III DIRECTORS SERVING FOR A TERM EXPIRING IN 2009

Manuel J. Iraola .......   Chairman, President and Chief Executive        Director                                 2006
  59                         Officer, The Aloaris Group, a consulting
                             and investment firm, 2002-present;
[PHOTO OF MANUEL J.          Chairman and Chief Executive Officer,
  IRAOLA]                    Homexperts, Inc. (d/b/a Homekeys), a real
                             estate services company, 2005-present;
                             Director, Schweitzer-Mauduit
                             International, Inc., 2005-2007;
                             President, Phelps Dodge
                             Industries, 1995-2002
                                Coral Gables, FL

                                    PRINCIPAL OCCUPATION AND                                                    PERIOD OF
                                   BUSINESS EXPERIENCE DURING               POSITIONS OR OFFICES WITH THE       SERVICE AS
      NAME AND AGE                   THE PAST FIVE YEARS (1)                        CORPORATION               DIRECTOR BEGAN
------------------------   --------------------------------------------   ---------------------------------   --------------
                              INCUMBENT CLASS III DIRECTORS SERVING FOR A TERM EXPIRING IN 2009

E. Michel Kruse ........   Retired; Chairman and Senior                   Director; Lead Independent               2002
  63                         Advisor-Financial Institutions Group of        Director; Chair of the Strategy
                             UBS Warburg, 2000-2002; Chief Executive        and Finance Committee of the
[PHOTO OF E. MICHEL          of BHF-Bank AG, 1997-1999; Chief Financial     Board of Directors
   KRUSE]                    Officer and Vice Chairman of the Board of
                             The Chase Manhattan Corporation, 1992-1996
                                Greenwich, CT

Ernest R. Verebelyi ....   Retired; Non-executive Chairman,               Director                                 2006
  60                         2005-present, and Director, 2003-present,
                             Columbus McKinnon Corporation, an
[PHOTO OF ERNEST R.          industrial manufacturing company;
  VEREBELYI]                 President-Americas, Terex Corporation,
                             2001-2002; President-Americas and Mining,
                             Terex Corporation, 2001
                               Ponte Vedra Beach, FL

                               INCUMBENT CLASS I DIRECTORS SERVING FOR A TERM EXPIRING IN 2010

Steven V. Lant .........   Present positions since 2004; President and    Chairman of the Board, President         2002
  50                         Chief Executive Officer of the                 and Chief Executive Officer of
                             Corporation, 2003-2004; Chief Operating        the Corporation; Chairman of
[PHOTO OF STEVEN V.           Officer and Chief Financial Officer of the    the Board and Chief Executive
  LANT]                      Corporation, 2002-2003; Chief Financial        Officer of Central Hudson;
                             Officer of the Corporation, of Central         Chairman of the Board,
                             Hudson, and of Central Hudson Energy           President and Chief Executive
                             Services, Inc., 2001-2002                      Officer of CHEC; Director of
                               Poughkeepsie, NY                             the Corporation, of Central
                                                                            Hudson, and of CHEC

                                    PRINCIPAL OCCUPATION AND                                                    PERIOD OF
                                   BUSINESS EXPERIENCE DURING               POSITIONS OR OFFICES WITH THE       SERVICE AS
      NAME AND AGE                   THE PAST FIVE YEARS (1)                        CORPORATION               DIRECTOR BEGAN
------------------------   --------------------------------------------   ---------------------------------   --------------
                               INCUMBENT CLASS I DIRECTORS SERVING FOR A TERM EXPIRING IN 2010

Jeffrey D. Tranen ......   Senior Managing Director, Lexecon (an FTI      Director                                 2004
  61                         Company), a consulting firm, 2000-present;
                             Director, Doble Engineering Company,
[PHOTO OF JEFFREY D.         1998-2007; Director, Oglethorpe Power
  TRANEN]                    Corporation, 2000-2004; Director,
                             Earthfirst Technologies Incorporated,
                             2001-2002; President and Chief Operating
                             Officer, Sithe Northeast Inc., 1999-2000;
                             President and Chief Executive Officer,
                             California Independent System Operator,
                             1997-1999; President, New England Power
                             Company, 1993-1997
                               New York, NY

----------
(1)   Based on information furnished to the Corporation as of December 31, 2007.

                          GOVERNANCE OF THE CORPORATION

      The Board of Directors has eight members.

      During 2007, the Board of Directors held eight meetings and the Committees held a total of 29 meetings. No current Director attended fewer than 75% of all of the Board meetings held in the last year, and no current Director attended fewer than 75% of the total number of meetings held by all Committees of the Board on which any Director served in 2007. Mr. Gallagher served on the Audit Committee and the Strategy and Finance Committee until the completion of his term as a Director at the 2007 Annual Meeting of Shareholders, and he attended the Audit Committee meeting and one of the two Strategy and Finance Committee meetings held during that period. Other than Mr. Gallagher, all Directors serving on each of the Compensation Committee, the Governance and Nominating Committee, and the Audit Committee attended all of their respective Committee meetings in 2007.

      The Board of Directors has adopted statements of governance principles set forth in a document entitled "Corporate Governance." Section I of this document sets forth the Corporation's statement of "Our Principles and Culture." Section II of this document sets forth the Corporation's statement of "Our Governance Guidelines." The entire document is available on the Corporation's Internet site at WWW.CHENERGYGROUP.COM. A copy of the Corporation's governance principles may also be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879.

DIRECTOR INDEPENDENCE

      The Board of Directors makes determinations regarding whether individual Directors are "independent" for purposes of applicable corporate governance rules promulgated by the SEC and New York Stock Exchange listing standards based on all relevant facts and circumstances. To be considered "independent" for purposes of the Director qualification standards, the Board must affirmatively determine that the Director has no material relationship with the Corporation, directly or as an officer, shareholder, or partner of an organization that has a relationship with the Corporation. The Board broadly considers all relevant facts and circumstances. In this connection, the Board applies the following standards:

      o     In no event will a Director be considered "independent" if:

            (A)   within the preceding three years:

                  (i)   the Director was employed by the Corporation;

                  (ii) any member of the Director's immediate family was employed by the Corporation as an executive officer;

                  (iii) the Director or any member of his or her immediate
                        family received more than $100,000 during a twelvemonth period in direct compensation from the Corporation (other than Director's fees and pension or other forms of deferred compensation for prior service with the Corporation); or

                  (iv) an executive officer of the Corporation was on the Compensation Committee of the Board of Directors of an entity that employed either the Director or any member of his or her immediate family as an executive officer; or

            (B)   (i)   the Director or any member of his or her immediate
                        family is a current partner of a firm that is the Corporation's internal or external auditor;

                  (ii)  the Director is a current employee of such a firm;

                  (iii) any member of the immediate family of the Director is a current employee of such a firm and participates in the firm's audit, assurance, or tax compliance (but not tax planning) practice; or

                  (iv) the Director or any member of his or her immediate family was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Corporation's audit within that time; or

            (C) the Director is a current employee, or an immediate family member of the Director is a current executive officer, of an entity that has made payments to, or received payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity's consolidated gross revenues.

      In addition, the following standards identify categories of relationships that will not be considered as material relationships that would impair a Director's independence:

      o Transactions between the Corporation and another entity with which a Director or a member of a Director's immediate family is affiliated --

                  (i) if the transactions occurred more than three years prior to the determination of independence, or

                  (ii) if the transactions occur in the ordinary course of business and are consistent with other arm's length transactions in which the Corporation has engaged with third parties, unless

                        (a) the Director is a current employee, executive officer, director, or owner of 5% or more of the voting stock of the other entity, or a member of the Director's immediate family is a current employee, executive officer, director, or owner of 5% or more of the voting stock of the other entity, and

                        (b) such transactions represent, in any of the last three fiscal years, more than the greater of $1 million or 2% of the other entity's consolidated gross revenues; and

      o Discretionary charitable contributions by the Corporation to non-profit entities with which a Director or a member of the Director's immediate family is affiliated, if such contributions

                  (i) occurred more than three years prior to the determination of independence, or

                  (ii) are consistent with the Corporation's philanthropic practices, unless

                        (a) the Director or family member is a current executive officer, director, or trustee of the entity, and

                        (b) the Corporation's contributions represent, in any of the last three fiscal years, more than the greater of $1 million or 2% of such entity's consolidated gross revenues.

      Annually, the Board will review all relationships between the Corporation and its Directors, including but not limited to commercial and charitable relationships, to determine whether Directors are independent under the standards described above. For relationships not qualifying as immaterial under the categorical standards listed above, the determination of whether the relationship is material, and therefore whether the Director is independent, shall be made by the Directors who satisfy the above independence guidelines. The Corporation will explain in its next proxy statement the basis for any Board determination that a relationship was not material despite the fact that it did not meet the categorical standards of immateriality set forth in the above guidelines.

      An Audit Committee member may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board Committee, (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or any subsidiary other than compensation under a retirement plan (including deferred compensation) for prior service with the Corporation or any subsidiary (provided that the compensation is not contingent in any way on continued service), or (ii) be an affiliated person of the Corporation or any subsidiary.

      As a result of its annual review, the Board has determined that all of the Directors are independent, with the exception of Steven V. Lant. Mr. Lant is not independent because he is an executive officer of the Corporation.

      Only independent Directors serve on the Corporation's Audit Committee, Governance and Nominating Committee, and Compensation Committee.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors of the Corporation has established four standing Committees, including the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Strategy and Finance Committee. These Committees are described below. Although permitted by the By-laws, the Board of Directors has not appointed an Executive Committee.

AUDIT COMMITTEE

      The Corporation's Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The members of the Audit Committee are Margarita K. Dilley, Steven M. Fetter, Manuel J. Iraola, and Ernest R. Verebelyi. Ms. Dilley is the Chair of the Audit Committee. The Audit Committee met ten times in 2007.

      The Board of Directors has determined that each of these Committee members meets the New York Stock Exchange listing standards and the Corporation's categorical standards for independence.

      The Board of Directors has determined that Ms. Dilley meets the SEC criteria for an "audit committee financial expert" and the New York Stock Exchange standard of having accounting or related financial management expertise. Ms. Dilley's extensive background and experience includes serving as the Chief Financial Officer of Astrolink International LLC.

      The functions of the Audit Committee are to assist the Board of Directors in its oversight of (a) the accounting and financial reporting processes of the Corporation and (b) the auditing of the financial statements of the Corporation; these functions are further discussed in the Report of the Audit Committee, which is set forth beginning on page 14 of this proxy statement.

      The Audit Committee operates under a written Charter which sets out the functions, responsibilities, and scope of authority of this Committee. A copy of the Charter is available on the Corporation's Internet site at WWW.CHENERGYGROUP.COM and may also be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879.

COMPENSATION COMMITTEE

      The members of the Compensation Committee are Stanley J. Grubel, Margarita
K. Dilley, Manuel J. Iraola, and Ernest R. Verebelyi. Mr. Grubel is the Chair of the Compensation Committee. The Compensation Committee met nine times in 2007.

      The Board of Directors has determined that each of these Committee members meets the New York Stock Exchange listing standards and the Corporation's categorical standards for independence.

      The functions and scope of authority of the Compensation Committee are to
(a) assist the Board of Directors in its oversight of (i) the executive compensation and benefits program of the Corporation, (ii) the compensation program for Directors of the Corporation, and (iii) succession planning for officer positions of the Corporation; (b) review and approve goals and objectives relevant to the Chief Executive Officer's compensation, and evaluate the Chief Executive Officer's performance in light of those goals and objectives; (c) administer the Long-Term Equity Incentive program of the Corporation; and (d) provide, in accordance with the rules of the SEC, an annual "Compensation Committee Report" for inclusion in the Corporation's annual proxy statement.

      For additional information about the role and activities of the Compensation Committee, please refer to the "Executive Compensation" section of this proxy statement at page 19.

      The Compensation Committee operates under a written Charter which sets out the functions and scope of authority of this Committee. The Charter provides that the Committee may not delegate its authority. A copy of the Charter is available on the Corporation's Internet site at WWW.CHENERGYGROUP.COM and may also be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879.

GOVERNANCE AND NOMINATING COMMITTEE

      The members of the Governance and Nominating Committee are Steven M. Fetter, E. Michel Kruse, and Jeffrey D. Tranen. Mr. Fetter is the Chair of the Governance and Nominating Committee. The Governance and Nominating Committee met three times in 2007.

      The Board of Directors has determined that each of these Committee members meets the New York Stock Exchange listing standards and the Corporation's categorical standards for independence.

      The functions of the Governance and Nominating Committee are to assist the Board of Directors in (a) organizing itself to effectively carry out its responsibilities and (b) nominating for election to the Board persons who have experience, backgrounds, and skills appropriate for the current needs of the Corporation.

      The Governance and Nominating Committee operates under a written Charter which sets out the functions, responsibilities, and scope of authority of this Committee. A copy of the Charter is available on the Corporation's Internet site at WWW.CHENERGYGROUP.COM and may also be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879.

STRATEGY AND FINANCE COMMITTEE

      The members of the Strategy and Finance Committee are E. Michel Kruse, Stanley J. Grubel, Steven V. Lant, and Jeffrey D. Tranen. Mr. Kruse is the Chair of the Strategy and Finance Committee. The Strategy and Finance Committee met seven times in 2007.

      The functions of the Strategy and Finance Committee are to assist the Board of Directors in its oversight of the Corporation's strategic direction, business and financial planning, financing policies, and consistent implementation of business plans.

      The Strategy and Finance Committee operates under a written Charter which sets out the functions, responsibilities, and scope of authority of this Committee. A copy of the Charter is available on the Corporation's Internet site at WWW.CHENERGYGROUP.COM and may also be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879.

DIRECTOR NOMINATION PROCESS

      The Governance and Nominating Committee of the Board of Directors is responsible for identifying, evaluating, and recommending to the Board nominees for election as Directors of the Corporation.

      The Governance and Nominating Committee seeks to nominate persons for election to the Board of Directors who have experience, backgrounds, and skills appropriate for the current and anticipated future needs of the Corporation. In carrying out the nomination process, the Governance and Nominating Committee works to identify potential candidates and welcomes recommendations from other members of the Board, members of management, shareholders, and other interested persons. From time to time, the Governance and Nominating Committee also may retain a professional search firm to assist in identifying and evaluating candidates; the Board did not do so in 2007.

      On an annual basis, the Governance and Nominating Committee reviews the current size, composition, and organization of the Board and of its Committees, determines future needs, and makes recommendations to the Board as appropriate. The Governance and Nominating Committee evaluates Director candidates, including incumbent Directors, and seeks to recommend nominees who would strengthen the Board and fill needs for particular skills or attributes among the Directors. This evaluation is performed in the context of Board-approved "Criteria for Selecting New Directors" and of Sections 2, 3, 4, and 5 of the Corporation's Governance Guidelines. These Sections of the Governance Guidelines relate to the functions of the Board, the responsibilities and duties of Directors, the desired qualifications of Directors, and the requirement that a majority of Directors be independent in accordance with the Listed Company Manual of the New York Stock Exchange. The Corporation's "Criteria for Selecting New Directors" and its Governance Guidelines are available on the Corporation's Internet site at WWW.CHENERGYGROUP.COM and may also be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879. All potential candidates, including persons recommended by security holders, are evaluated in the same manner and according to the same standards.

      The Governance and Nominating Committee believes that all Directors should have the following qualifications. They should be competent persons of honesty and integrity, and should have a reputation for high standards and values in their professional and personal activities. They should have several years of high-level executive responsibility in a significant for-profit business entity during which they were responsible for strategic decisions that integrated relevant technology, marketing, financial, human resources and organizational development considerations. They also should possess communication and interpersonal skills appropriate for constructive discussions at the Board level. The Corporation seeks to have a Board comprised of individuals with diverse experience, backgrounds and skill sets, who participate actively and regularly in the Board's work, and who consistently demonstrate objective analysis, practical wisdom and sound judgment.

      The Governance and Nominating Committee also believes that a candidate for election as a Director should have professional skills that complement the skills of existing Board members. The Committee seeks Directors who add strength in areas that are important to the Company's long-term success and who also possess skills that are appropriate for the perceived current needs of the Board. The Committee seeks individuals with demonstrated leadership abilities, including the ability to work with people and build consensus, the ability to learn and listen with an open mind, the ability to engage in constructive discussion, the ability to disagree with others in a manner that adds substance, the fortitude to make tough decisions, and the fortitude to endure private and public criticism.

      When the Governance and Nominating Committee identifies a candidate that merits in-depth consideration, the Committee invites the Chairman of the Board, President and Chief Executive Officer to assess the person's qualifications and to discuss his views about the person with the Committee; this assessment may involve the Chairman of the Board, President and Chief Executive Officer meeting with the person.

      When a candidate is identified by the Governance and Nominating Committee as a potential nominee for election as a new Director of the Corporation, at least two members of the Governance and Nominating Committee meet with the person in face-to-face interviews. Subsequently, the Governance and Nominating Committee meets to discuss and consider each candidate's qualifications and then chooses, by majority vote of the Committee members, the persons it wishes to recommend to the Board as nominees for election as Directors of the Corporation.

      A shareholder wishing to recommend a person for consideration as a potential candidate for election to the Board of Directors may do so by sending a written communication to the Governance and Nominating Committee in care of the Corporate Secretary at 284 South Avenue, Poughkeepsie, New York 12601-4879. The submission to the Governance and

Nominating Committee must include (a) a written statement signed by the potential candidate confirming that he or she wishes to be considered as a candidate and would be willing and able to serve as a Director if elected and
(b) a writing signed by the shareholder that includes sufficient information and specificity to (i) enable the Governance and Nominating Committee to confirm the writer's status as a shareholder of the Corporation and (ii) allow the Governance and Nominating Committee to evaluate the potential candidate in the context of the Corporation's "Criteria for Selecting New Directors" and its Governance Guidelines.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

      Directors are expected to attend the Annual Meeting of Shareholders, and it is the practice of the Corporation to introduce each Director at the Annual Meeting of Shareholders.

      Each of the current members of the Corporation's Board of Directors attended the 2007 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Only independent Directors served on the Compensation Committee in 2007. Mr. Grubel served as the Chair of the Compensation Committee in 2007, and continues to serve as its Chair through the date of this proxy statement. Mr. Grubel, Ms. Dilley, Mr. Iraola, and Mr. Verebelyi served as members of the Compensation Committee in 2007, and they continue to serve as members of the Compensation Committee through the date of this proxy statement. No inside Directors serve on this Committee. None of the members of the Compensation Committee is, or has been, an employee or officer of the Corporation. During 2007, no member of the Compensation Committee had any relationship with the Corporation that would require disclosure under Item 404 of Regulation S-K, and none of the Corporation's executive officers served on the compensation committee (or an equivalent committee) or board of directors of another entity whose executive officer(s) served on the Corporation's Compensation Committee or Board of the Corporation or any of its subsidiaries.

CODE OF BUSINESS CONDUCT AND ETHICS

      The Corporation has a Code of Business Conduct and Ethics that sets forth the commitment of the Corporation to conduct its business in accordance with the highest ethical standards and all applicable laws, rules, and regulations. The Code of Business Conduct and Ethics, adopted by the Board of Directors, states the guiding principles by which the Corporation operates and conducts its daily business with its shareholders, customers, suppliers, government authorities, and employees. These principles apply to all Directors, officers, and employees.

      Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics.

      Section II of the Code of Business Conduct and Ethics, in accordance with
Section 406 of the Sarbanes-Oxley Act of 2002, constitutes the Corporation's Code of Ethics for Senior Financial Officers. This section, in conjunction with the remainder of the Code of Business Conduct and Ethics, is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. A copy of the Code of Business Conduct and Ethics is available on the Corporation's Internet site at WWW.CHENERGYGROUP.COM. A copy of the Corporation's Code of Business Conduct and Ethics may also be obtained free of charge by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879.

      If the Corporation's Board of Directors amends Section II of the Code of Business Conduct and Ethics or grants any waiver to Section II of the Code of Business Conduct and Ethics, which waiver relates to issues concerning actual or apparent conflicts of interest, disclosures in the Corporation's SEC filings or public communications, compliance with laws, rules, or regulations, or internal compliance with the Code of Business Conduct and Ethics within the Corporation, the Corporation will post such information on its Internet site at WWW.CHENERGYGROUP.COM.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

      The Board of Directors has adopted a written policy and written procedures for the review, approval, or ratification of transactions involving the Corporation and "related persons" (I.E., Directors and their immediate family members, executive officers and their immediate family members, and shareholders owning five percent or more of the Corporation's outstanding stock). The policy and procedures cover any related person transaction that exceeds the minimum threshold for disclosure in our annual proxy statement under the relevant rules of the SEC (generally, a transaction involving an amount in excess of $120,000, or a series of transactions involving an aggregate amount in excess of $120,000 in any calendar year, in which a related person has a direct or indirect material interest, and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC). Such a covered related person transaction is hereinafter referred to as a "Related Person Transaction."

POLICY

      The Governance and Nominating Committee, which consists solely of independent Directors, must review all Related Person Transactions. The Governance and Nominating Committee will approve a Related Person Transaction only if it determines that the Related Person Transaction is consistent with the business interests of the Corporation. In considering the Related Person Transaction, the Committee will consider all relevant factors, including as applicable: (i) the Corporation's business rationale for entering into the Related Person Transaction; (ii) whether the Related Person Transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iii) the potential for the Related Person Transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and
(iv) the overall fairness of the Related Person Transaction to the Corporation.

PROCEDURE

      Directors and executive officers are responsible for bringing a potential Related Person Transaction to the attention of the Chairman of the Board, President and Chief Executive Officer or to the attention of the Chair of the Governance and Nominating Committee.

      The Chairman of the Board, President and Chief Executive Officer and the Chair of the Governance and Nominating Committee shall jointly determine (or, if either is involved in the Related Person Transaction, the other shall determine in consultation with the Lead Independent Director) whether the matter is a Related Person Transaction that should be considered by the Governance and Nominating Committee. If a Director is involved in the Related Person Transaction, he or she shall be recused from all discussions and decisions about the Related Person Transaction. The Related Person Transaction should be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is comprised of Directors who have no material relationship with the Corporation (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Corporation) and meet the New York Stock Exchange listing standards and the Corporation's categorical standards for independence.

      The Audit Committee appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Corporation's independent public accountants for 2007 (the "Independent Accountants").

      In performing its duties, the Audit Committee: (i) reviews the scope of the audit by the Corporation's Independent Accountants, PricewaterhouseCoopers LLP, and related matters pertaining to the examination of the financial statements; (ii) reviews and evaluates, at least once a year, the qualifications, independence, and performance of the Independent Accountants (which includes an evaluation of the lead partner of the Independent Accountants); (iii) examines the adequacy of the Corporation's internal control over financial reporting and the Corporation's and its subsidiary companies' internal audit activities; (iv) reviews the nature and extent of audit and non-audit services and pre-approves such services provided by the Corporation's Independent Accountants; (v) consults at least three times a year with the Independent Accountants regarding financial issues; (vi) makes recommendations to the Board of Directors on the foregoing matters as well as on the appointment of the Corporation's Independent Accountants; (vii) meets regularly with the Corporation's Internal Auditing Manager and Vice President--Accounting and Controller; and (viii) reviews quarterly and annual financial statements and earnings releases filed with the SEC.

      In 2007, the Audit Committee met with management periodically during the year to consider the adequacy of the Corporation's internal control over financial reporting and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Corporation's Independent Accountants and with appropriate Corporation financial personnel and internal auditors. The Audit Committee also discussed with the Corporation's senior management and

Independent Accountants the process used for certifications by the Corporation's Chief Executive Officer and the Chief Financial Officer, which certifications are required for certain of the Corporation's filings with the SEC.

      The Audit Committee also met privately at its regular meetings with both the Independent Accountants and the Internal Auditing Manager, as well as with the Vice President--Accounting and Controller.

      For 2007, the Audit Committee has:

      1. reviewed and discussed the audited financial statements with management;

      2. discussed with the Independent Accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented;

      3. received the written disclosures and the letter from the Independent Accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with and affirmed the independence of PricewaterhouseCoopers LLP from the management of the Corporation and its subsidiary companies; and

      4. received the reports of the Chief Executive Officer and the Chief Financial Officer relating to their evaluation of the Corporation's internal control over financial reporting.

      Based on the review and discussions referred to above and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Corporation's Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

                                      The Audit Committee:

                                      Margarita K. Dilley, Chair
                                      Steven M. Fetter
                                      Manuel J. Iraola
                                      Ernest R. Verebelyi

      The Audit Committee has appointed PricewaterhouseCoopers LLP as its independent registered public accounting firm for 2008.

      Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. The representatives of PricewaterhouseCoopers LLP will be given the opportunity to make a statement, if desired, and will be available to respond to appropriate questions from shareholders.

      Information on fees billed by PricewaterhouseCoopers LLP to the Corporation during 2007 and 2006 is provided below:

PRINCIPAL ACCOUNTANT FEES AND SERVICES

----------------------------------------------------------------------------------------------------
   PRICEWATERHOUSECOOPERS LLP                                                  2007         2006
----------------------------------------------------------------------------------------------------
   Audit Fees                                                               $  918,870    $ 853,607
----------------------------------------------------------------------------------------------------
   Tax Fees
     Includes review of consolidated federal and state income tax returns
       and tax research                                                     $   16,360    $  15,600
----------------------------------------------------------------------------------------------------
   All Other Fees
     Includes software licensing fee for accounting research tool           $    1,500    $   1,500
----------------------------------------------------------------------------------------------------
   TOTAL                                                                    $  936,730    $ 870,707
----------------------------------------------------------------------------------------------------

      The Audit Committee also concluded that the provision of services for which fees were paid under the captions "Tax Fees," and "All Other Fees" were compatible with the maintenance of the Independent Accountants' independence.

      The Audit Committee has adopted guidelines regarding pre-approval of the services to be provided by the Independent Accountants. These guidelines require that the Audit Committee review and approve, prior to the start of the fiscal year, (i) an engagement letter for audit services from the Independent Accountants, outlining the scope of the audit services to be provided during sthe next fiscal year and including a fee proposal for such services, and (ii) a list of, and a budget for, non-audit services that management recommends be provided by the Independent Accountants during the next fiscal year.

      Management and the Independent Accountants confirmed that the recommended non-audit services were permissible under all applicable requirements. The Corporation has adopted a list of specific audit and non-audit services that may be provided by the Independent Accountants.

      If the scope or cost of the audit or non-audit services requires changes during the fiscal year, the Audit Committee's procedures enable the Chair of the Audit Committee to approve such changes, up to certain dollar limits, and to report on any such changes at the next Audit Committee meeting. The Corporation's Vice President--Accounting and Controller is responsible for tracking all independent accountant fees against the budgets for audit and non-audit services and reporting on such budget issues at least annually to the Audit Committee.

      In 2007, the Audit Committee approved all of the fees set forth in the table above under the captions "Tax Fees," and "All Other Fees."

                              BENEFICIAL OWNERSHIP

      The following table lists the number of shares of equity securities of the Corporation beneficially owned by each of the Directors, by each Named Executive Officer listed in the Summary Compensation Table included under the caption "Executive Compensation," by beneficial owners of more than 5% of the Corporation's Common Stock, and by all Directors and executive officers of the Corporation as a group:

                                                   AMOUNT AND NATURE OF      % OF THE
                                                  BENEFICIAL OWNERSHIP OF   CORPORATION'S
                                                    THE CORPORATION'S         COMMON
      NAME OF BENEFICIAL OWNER                     COMMON STOCK (1)(2)        STOCK (3)
      ------------------------                    -----------------------   --------------
      Margarita K. Dilley .....................               0             Less than 1%
      Steven M. Fetter ........................           2,432             Less than 1%
      Stanley J. Grubel .......................           5,912             Less than 1%
      Manuel J. Iraola ........................           3,850             Less than 1%
      E. Michel Kruse .........................           1,100             Less than 1%
      Steven V. Lant (7) ......................          13,825             Less than 1%
      Jeffrey D. Tranen .......................               0             Less than 1%
      Ernest R. Verebelyi .....................               0             Less than 1%
      Christopher M. Capone (7) ...............              61             Less than 1%
      Joseph J. DeVirgilio, Jr. (7) ...........           4,334             Less than 1%
      W. Randolph Groft (7) ...................           1,061             Less than 1%
      Carl E. Meyer (7) .......................           7,431             Less than 1%
      Barclays Global Investors, NA (4) .......       1,137,460                    7.21%
      Gabelli Asset Management Inc. (5) .......       1,444,907                    9.16%
      Manulife Financial Corporation (6) ......       1,004,782                    6.37%
      All Directors and Executive Officers as a
        Group (15 Persons) ....................          45,275             Less than 1%

----------
(1) In the case of Directors and executive officers, this table is based on information furnished to the Corporation by such persons as of December 31, 2007. Unless otherwise noted, each individual or entity named in the table has sole voting and dispositive power.

(2) Includes shares of Common Stock covered by options that are exercisable within sixty days of December 31, 2007. The Directors and executive officers named in the above table who have such options and the number of shares which may be acquired are as follows: Mr. DeVirgilio (800); Mr. Fetter (1,000); Mr. Groft (800); Mr. Grubel (4,000); Mr. Kruse (1,000);
      Mr. Lant (7,000); and Mr. Meyer (1,440). The Directors and executive officers as a group hold a total of 17,820 options that are currently exercisable.

(3) The percentage ownership calculation for each beneficial owner, including each percentage calculation set forth in footnotes 4, 5, and 6 below, has been made on the basis of the amount of outstanding shares of Common Stock as of the record date.

(4) Based upon a Schedule 13G filed with the SEC on February 5, 2008, by Barclays Global Investors, NA on behalf of Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG. As reported in the Schedule 13G, as of December 31, 2007, Common Stock was beneficially owned as follows: Barclays Global Investors, NA--678,746 shares (4.30%), of which Barclays Global Investors, NA has voting power with respect to only 571,526 shares; Barclays Global Fund Advisors--444,433 shares (2.82%), of which Barclays Global Fund Advisors has voting power with respect to only 331,326 shares; Barclays Global Investors, Ltd.--13,844 shares (less than 1%); and Barclays Global Investors Australia Limited--437 shares (less than 1%). The principal business address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105. In addition, Barclays PLC filed a
      Schedule 13G with the SEC on February 9, 2006, on behalf of Barclays Bank PLC and other entities, reporting as of December 31, 2005, 23,154 shares of Common Stock (less than 1%) beneficially owned by Barclays Bank PLC, which are not included in the table above for Barclays Global Investors, NA. The principal business address of Barclays Bank PLC is 54 Lombard Street, London, England EC3P 3AH.

(5) Based upon a Schedule 13 D/A filed with the SEC on February 22, 2008, by GAMCO Investors, Inc. on behalf of Gabelli Funds, LLC, GAMCO Asset Management, Inc., Gabelli Foundation, Inc., GGCP, Inc., GAMCO Investors, Inc., and Mario J. Gabelli. As reported in the Schedule 13 D/A, as of February 22, 2008, the Corporation's Common Stock was beneficially owned as follows: Gabelli Funds, LLC--596,600 (3.78%), GAMCO Investors, Inc.--846,307 (5.37%), Gabelli Foundation, Inc.--1,500 (less than 1%),
      Mario J. Gabelli--500 (less than 1%), MJG Associates--1,500 (less than 1%). GAMCO does not have the authority to vote

      30,300 of the reported shares. As indicated in the February 22, 2008
      Schedule 13 D/A, the principal business address for GAMCO Investors, Inc. is One Corporate Center, Rye, New York 10580.

(6) Based upon a Schedule 13 G/A filed with the SEC on February 7, 2008, by Manulife Financial Corporation on behalf of Manulife Financial Corporation, MFC Global Investment Management (U.S.), LLC, and MFC Global Investment Management (U.S.A.) Limited. As reported on the Schedule 13 G/A, as of December 31, 2007, Common Stock was beneficially owned as follows: MFC Global Investment Management (U.S.), LLC--998,350 shares (6.33%); and MFC Global Investment Management (U.S.A.) Limited--6,432 shares (less than 1%). As indicated in the February 7, 2008 Schedule 13 G/A, the principal business address for Manulife Financial Corporation is 200 Bloor Street, East, Toronto, Ontario, Canada M4W 1E5.

(7) The Named Executive Officers have deferred compensation accounts under the Directors and Executives Deferred Compensation Plan that are credited with phantom shares of Common Stock: Mr. Capone (1,658 phantom shares); Mr. DeVirgilio (709 phantom shares); Mr. Groft (208 phantom shares); and Mr. Meyer (1,155 phantom shares). The phantom shares credited to Mr. Lant's account under the plan are shown in the table "Stock Equivalents Ownership of Directors," immediately below. Such shares are not reflected on the "Beneficial Ownership" table.

                    STOCK EQUIVALENTS OWNERSHIP OF DIRECTORS

      The following table sets forth the number of phantom shares of Common Stock, as of December 31, 2007, credited to the accounts of the Corporation's participating Directors under the Directors and Executives Deferred Compensation Plan, including reinvested dividends (rounded to the nearest whole number).

      The phantom shares shown in the following table are the sum of (i) phantom shares granted to the Corporation's current non-employee Directors (I.E., each Director other than Mr. Lant) as a part of their compensation for service as a Director of the Corporation and (ii) phantom shares resulting from the deferral, if any, into phantom shares of an independent Director's fees which would have otherwise been paid to the Director in cash. The phantom shares shown in the following table for Mr. Lant are the sum of the phantom shares resulting from Mr. Lant's deferral into phantom shares of compensation earned by Mr. Lant for his services as an executive of the Corporation.

      Under the Directors and Executives Deferred Compensation Plan, payments are made in cash and are generally made following termination of service as a Director based on the market value of the Common Stock at the time of termination. For additional information, see the subcaption "Director Compensation" at page 45 of this proxy statement.

                 NAME                         NUMBER OF PHANTOM SHARES (1)
                 ----                         ----------------------------
                 Steven V. Lant ...........              5,381
                 Margarita K. Dilley ......              3,502
                 Steven M. Fetter .........              5,408
                 Stanley J. Grubel ........              5,959
                 Manuel J. Iraola .........              2,220
                 E. Michel Kruse ..........              5,262
                 Jeffrey D. Tranen ........              4,672
                 Ernest R. Verebelyi ......              1,926
                 Total (2) ................             34,330

----------
(1)   The information in this table is as of December 31, 2007.

(2) The total for each individual is less than 1% of the outstanding shares of Common Stock, and the total for the group of all participating independent Directors (7 persons) is 28,949, which is less than 1% of the outstanding shares of Common Stock; both percentages are calculated as of the record date.

                                    INSURANCE

      The Corporation provides liability insurance for its Directors and officers. Federal Insurance Company (CHUBB), Associated Electric and Gas Insurance Services, Ltd., Energy Insurance Mutual, and Houston Casualty Company are the principal underwriters of the current coverage, which extends until June 1, 2008. The annual cost of this coverage is approximately $948,000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's Directors and executive officers, and any person who owns more than 10% of a registered class of the Corporation's equity securities (collectively "Reporting Persons"), to file initial reports of ownership and reports of changes in ownership with the SEC. These Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file.

      Based solely on the Corporation's review of the forms and written representations from the Corporation's Directors and executive officers, the Corporation believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2007.

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

      This Compensation Discussion and Analysis explains our compensation program for the Chief Executive Officer, the Chief Financial Officer, and the other three most highly compensated executive officers. These individuals are referred to collectively in this proxy statement as our "Named Executive Officers."

      Our Named Executive Officers for 2007 were: (i) Steven V. Lant, Chairman of the Board, President and Chief Executive Officer of the Corporation; (ii) Christopher M. Capone, Executive Vice President and Chief Financial Officer of the Corporation; (iii) Carl E. Meyer, Executive Vice President of the Corporation; (iv) Joseph J. DeVirgilio, Jr., Executive Vice President--Corporate Services and Administration of the Corporation; and (v) W. Randolph Groft, President and Chief Operating Officer of Griffith Energy Services, Inc. ("Griffith").

OBJECTIVES

      Our executive compensation program is designed to achieve the following objectives:

      o Attract and retain experienced, talented and performance-driven executives by offering compensation opportunities that are competitive with opportunities offered by comparable companies in the markets in which we compete for executive talent; and

      o Align the interests of our executive officers and shareholders by motivating executive officers to increase our shareholders' return on investment and by rewarding executive officers for performance related to the creation of long-term value.

COMPENSATION ELEMENTS

      The key elements of our executive compensation program for our Named Executive Officers are base salary, annual incentives, long-term incentives, consisting of performance shares, and retirement benefits. The chart below illustrates how each element of compensation fulfills our compensation objectives discussed above:

--------------------------------------------------------------------------------
                                               FIXED OR
         PROGRAM              FORM             VARIABLE     BUSINESS OBJECTIVES
--------------------------------------------------------------------------------
Base Salary                  Cash              Fixed        Attract and retain
                                                            experienced,
                                                            talented and
                                                            performance-driven
                                                            executives
--------------------------------------------------------------------------------
Annual Short-term            Cash              Variable     Attract and retain
Incentive ("STI")                                           experienced,
                                                            talented and
                                                            performance-driven
                                                            executives

                                                            Reward the
                                                            achievement of
                                                            strong corporate and
                                                            personal performance

                                                            Emphasize variable
                                                            performance-based
                                                            compensation
--------------------------------------------------------------------------------
Long-term Incentive          Equity            Variable     Attract and
(I.E., performance shares)                                  retain experienced,
("LTI")                                                     talented and
                                                            performance-driven
                                                            executives

                                                            Reward the
                                                            achievement of
                                                            strong corporate
                                                            performance

                                                            Reward positive
                                                            stock price
                                                            performance and
                                                            enhancement of
                                                            long-term value

                                                            Promote stock
                                                            ownership to align
                                                            interests with
                                                            shareholders

                                                            Emphasize variable
                                                            performance-based
                                                            compensation
--------------------------------------------------------------------------------
Retirement                   Cash              Fixed        Retain experienced,
                                                            talented and
                                                            performance-driven
                                                            executives
--------------------------------------------------------------------------------

PAY FOR PERFORMANCE

      The Corporation's long-term success is based on achieving key strategic, financial and operational goals from year-to-year. As a result, our executive compensation program emphasizes pay for performance, through variable or "at risk" compensation. This means that a significant portion of our Named Executive Officers' compensation is directly contingent upon achieving specific results that are important to our long-term success and growth in shareholder value. As described in the table above, the variable components of our compensation program include annual incentives and performance shares.

      The Compensation Committee has not established a specific formula for the allocation of fixed and variable compensation components and instead retains the discretion to modify the allocation from year-to-year. As illustrated below, for 2007, approximately 43% of the total direct compensation opportunity for our Named Executive Officers (other than Mr. Lant) was weighted (assuming payout at target levels) towards variable components. The total direct compensation opportunity for the Chief Executive Officer was roughly 56% variable to reflect his greater job scope and responsibility.

                   2007 TOTAL DIRECT COMPENSATION OPPORTUNITY

                             CHIEF EXECUTIVE OFFICER

                                   [PIE CHART]

BASE SALARY  44%
STI          26%
LTI          30%

                  AVERAGE OF THE OTHER NAMED EXECUTIVE OFFICERS

                                   [PIE CHART]

BASE SALARY  57%
STI          23%
LTI          20%

      The percentage of total direct compensation allocated towards variable components (assuming payout at target levels) has been increasing each year, which is consistent with the practices of the companies in our compensation peer groups described below. For example, the percentage of variable compensation for our Named Executive Officers (other than Mr. Lant) was roughly 37% in 2005 and 39% in 2006. The percentage of variable compensation for Mr. Lant was roughly 51% in 2005 and 53% in 2006.

PAY COMPETITIVELY WITHIN THE RELEVANT MARKET FOR EXECUTIVE TALENT

      We believe that each element of our compensation program should remain competitive in order to attract and retain key executive talent. To help determine the competitive market, the Compensation Committee relies, in part, on information about the compensation being paid to executives (i) who are working at companies engaged in businesses comparable to the Corporation's businesses and (ii) who have roles and responsibilities that are similar to the roles and responsibilities of the Corporation's executives.

      The Committee considers this market information when establishing base salary, annual incentive and long-term equity opportunities, and generally strives to structure each element close to the median of the market data. However, the Compensation Committee retains the flexibility to make adjustments in order to respond to market conditions, promotions, individual performance or other circumstances. The Compensation Committee also monitors the competitiveness of our retirement, severance and perquisite programs; however, these benefit programs generally do not change from year-to-year.

      The Compensation Committee has retained the Hay Group (the "Hay Group") to advise it on the form and amounts of Director and executive compensation. The Hay Group reports directly to the Compensation Committee and serves at the sole pleasure of the Committee. As in prior years, the Compensation Committee asked the Hay Group to provide information about whether the compensation packages of our executive officers were competitive with the market in which we compete for executive talent. The Hay Group was also asked to determine market levels for the following components of our executives' compensation at the median and the 25th and 75th percentiles:

      o     Base salary

      o Total cash compensation, which is base salary plus actual cash incentive compensation

      o Total direct compensation, which is total cash compensation plus equity awards

      In doing this work, the Hay Group compiled compensation information about companies in three separate groups ("comparator groups").

      The first comparator group consisted of 15 utility and energy companies operating in the United States. The criteria for inclusion in this custom peer group were developed by the Compensation Committee in consultation with the Hay Group; the criteria were that a company have between 50% and 200% of Energy Group's annual revenues and at least 5% of assets invested in non-regulated businesses. The compensation information used by the Hay Group with respect to this group was gathered from proxy statements filed by each company in the group with the SEC. This group was used as a comparator group in determining the compensation levels for Mr. Lant, Mr. Meyer, and Mr. Capone in 2007 because the Hay Group and the Compensation Committee believe (i) the scope and complexity of the respective positions of these three executives correspond with the responsibilities of persons occupying similar positions at the companies in this comparator group and (ii) this custom peer group of companies, based on size of revenues and diversification of business activities, provides information that reasonably corresponds to the market for executive talent that is relevant to the compensation for these three executives. The 15 companies in this comparator group (listed in alphabetical order) were:

      Avista Corp                      Laclede Group Inc
      Cleco Corp                       Semco Energy Inc
      DPL Inc                          South Jersey Industries Inc
      Duquesne Light Holdings Inc      Southwest Gas Corp
      El Paso Electric Co/TX           UIL Holdings Corp
      Energen Corp                     Unisource Energy Corp
      Equitable Resources Inc/PA       Vectren Corp
      Idacorp Inc

      This first comparator group was not used for Mr. DeVirgilio because the Hay Group concluded that his job position involves numerous functions that are not necessarily performed by persons with similar titles at the companies in this group. Rather, in reviewing Mr. DeVirgilio's compensation level, the Hay Group used a comparator group known as the "Hay Group's 2007 National Utility Executive Compensation Database." This second comparator group was also used as a resource by the Hay Group in connection with its analysis of the competitiveness of Mr. Lant's, Mr. Capone's and Mr. Meyer's compensation.

      For 2007, the Hay Group's National Utility Executive Compensation Database consisted of 53 utilities in the United States, including the Corporation, that participated in a national survey conducted by the Hay Group regarding compensation structures and pay levels. Based on information supplied by the 53 participating utility companies, the Hay Group compiled a proprietary database with respect to the roles, responsibilities, and compensation levels of the officer positions at the 53 participating companies. This information was gathered and analyzed in recognition of the practical reality that job responsibilities of persons with similar titles may vary significantly from company to company, and that a person's title is not necessarily descriptive of a person's duties. Using its own proprietary evaluation methodology, the Hay Group considered the scope and complexity of each officer's position within the 52 other participating companies, compared it with the scope and complexity of the officer positions at the Corporation, and provided the Compensation Committee with an assessment of the relative position of the compensation being paid to the Corporation's officers in light of the compensation being paid to persons carrying duties of similar scope and complexity at the companies participating in the survey.

      The Hay Group's proprietary evaluation methodology focuses on identifying positions within the comparator group that have a scope and complexity of responsibilities that are comparable to those duties exercised by particular executives of the Corporation. While information about positions in each of the 52 other companies was considered, particular companies in the comparator group may not have had any positions that were considered comparable to the complexity and scope of the particular positions at the Corporation while other companies may have had a number of positions that were considered comparable.

The 53 companies included in this comparator group for 2007 (listed in alphabetical order) were:

A & N Electric Cooperative
AGL Resources
Alabama Electric Cooperative
Allegheny Energy
Aqua America
Atmos Energy
California Independent System Operator
CenterPoint Energy
CH Energy Group
City of Philadelphia--Philadelphia Gas Works
Des Moines Water Works
Dominion Resources
Dominion Resources--Dominion Delivery
Dominion Resources--Dominion Energy
Dominion Resources--Dominion Exploration & Production
Dominion Resources--Dominion Generation
Edison International--Edison Mission
ElectriCities of North Carolina
FPL Group--Florida Power & Light
Iroquois Pipeline
Kinder Morgan
Mid-Carolina Electric Cooperative
Midland Cogeneration Venture
Midwest Independent Transmission System Operator
Minnkota Power Cooperative
Mirant
Montana Dakota Utility
Nashville Electric Service
National Fuel Gas
New York Power Authority
Nuclear Management
PJM Interconnection
Progress Energy
Public Works Commission of Fayetteville, NC
RWE Thames Water--American Water Works
Sacramento Municipal Utilities District
Sierra Southwest Co-Op Services
South Jersey Industries
South Jersey Industries--South Jersey Gas
Southern Company
Southern Minnesota Municipal Power Agency
Southern Union
Southern Union--Missouri Gas Energy
Southern Union--Panhandle Energy
Southwest Gas
SUEZ Energy
Texas Gas Transmission
TXU
UGI
United Water
Unitil
Vectren
WPS Resources

      Because Mr. Groft's responsibilities are in unregulated businesses, and primarily in the fuel distribution business of Griffith, the Compensation Committee and the Hay Group did not think it appropriate to use either of the above-described comparator groups for analyzing Mr. Groft's compensation levels. Rather, a third comparator group known as the "Hay Group's General Market Executive Compensation Database" was used in considering Mr. Groft's compensation for 2007. This Database consisted of 626 separate business units that participated in a national survey conducted by the Hay Group regarding compensation structures and pay levels. The participating business units operate across a broad spectrum of industries in the United States. The Hay Group used this Database for Mr. Groft because it believes the broad spectrum of compensation information in the Database enables the Hay Group, using its proprietary evaluation methodology, to assess the relative position of the compensation being paid to Mr. Groft in light of the compensation being paid to persons carrying duties of similar scope and complexity at the business units participating in the national survey.

DESCRIPTION OF OUR EXECUTIVE COMPENSATION PROGRAM

     A brief summary of the components of the compensation program for our Named Executive Officers is set forth below.

BASE SALARY

      We provide competitive base salaries to attract and retain key executive talent and provide them with a degree of financial stability. Base salaries also form the basis for calculating other compensation opportunities for our Named Executive Officers, such as their annual and long-term incentive opportunities, retirement benefits and change in control severance benefits.

      Base salaries are designed to be competitive with base salaries paid by the companies in the comparator groups to executives with responsibilities that are similar to the responsibilities of our Named Executive Officers. The Committee generally targets base salary at the median level of the salary distribution levels in the comparator groups. The target numbers are then adjusted to reflect the individual's scope of responsibilities, level of experience and skill, and the quality of his or her performance over time. Attention is also given to maintaining appropriate internal salary relationships among the Corporation's executive officers, and to recognizing succession planning goals. In this connection, Mr. Lant, as Chief Executive Officer, provides the Compensation Committee with an annual evaluation of the performance of each of the four other Named Executive Officers and with a recommendation concerning salary adjustments for each of them. Mr. Lant's performance is reviewed and evaluated by the Compensation Committee in executive session.

      After considering the evaluations, the recommendations, and the data from the comparator group analyses, and after making its own assessment of individual performance, the Compensation Committee develops and submits recommendations to the independent Directors on the Board for their review and approval with respect to the salaries for each Named Executive Officer. For 2007, these salaries were set at or close to the median level for each person (I.E., within a 5% variance from median). Mr. Lant's base salary is higher than the other Named Executive Officers to reflect the greater policy and decision making responsibility of the Chief Executive Officer position and the higher level of responsibility that he bears with respect to the Corporation's strategic direction and financial and operating results.

      For more information about the 2007 base salaries for each of our Named Executive Officers, please refer to the "Salary" column of the Summary Compensation Table.

ANNUAL INCENTIVES

      Our Named Executive Officers are eligible to receive annual incentive cash payments based on performance against established performance targets. The annual incentive program is an important component of total cash compensation because it rewards our executives for achieving targeted annual financial and operating results and emphasizes variable or "at risk" compensation. Annual incentives are also part of total cash compensation which forms the basis for calculating other compensation opportunities for our Named Executive Officers, such as their retirement benefits and change in control severance benefits.

      The annual incentives are calculated as a percentage of base salary. They are intended to be competitive with annual incentives offered by the companies in the relevant comparator groups. The targets for the annual incentive program, as percentages of base salary, have historically been below median market levels for our Named Executive Officers. The Compensation Committee has been implementing a plan to gradually increase the target levels to the median levels of the comparator groups. For 2007, the annual incentive award opportunities were as follows: (i) the target percentage of base salary for Mr. Lant was increased from 50% in 2006 to 60% in 2007; (ii) the target percentages of base salary for Mr. Meyer, Mr. Capone and Mr. DeVirgilio were increased from 35% in 2006 to 40% in 2007; and (iii) the target percentage of base salary for Mr. Groft was increased from 30% in 2006 to 40% in 2007. These percentage levels for 2007 remained below median target levels among the comparator groups. The median target levels in the markets relevant to Mr. Lant were in a range from 70% to 75% of base salary. The median target levels in the markets relevant to the other four Named Executive Officers were in a range from 45% to 55% of base salary.

      The annual incentive opportunity will vary, from 0% to 150% of the targeted percentage of base salary, according to the level of overall corporate performance achieved for the year relative to the established performance targets. As illustrated below, the payout schedule is a sliding scale, based on straight line interpolation, that is designed to motivate and reward superior performance, as the payout percentage directly corresponds to the percentage of target performance that is achieved.

                               PERFORMANCE MATRIX

                                [GRAPHIC OMITTED]

For 2007, the corporate performance goals and weighting of each goal were as follows:

------------------------------------------------------------------------------------------------------------------------------------
  NAMED
EXECUTIVE       PERFORMANCE
 OFFICER           GOAL                 WEIGHT   THRESHOLD    TARGET    SUPERIOR                  BUSINESS OBJECTIVE
------------------------------------------------------------------------------------------------------------------------------------
Lant,        Energy Group's earnings      75%    $2.48        $2.68      $2.88     The goals focus on Energy Group performance, as
Capone,      per share, normalized                                                 these executives have responsibility for
and          for heating and cooling                                               corporate-wide performance. The goals were
DeVirgilio   degree days, both                                                     chosen because:
             revenue and expense, and
             major storms, and net of                                              o The Compensation Committee and the Board
             interest income                                                         believe that the primary driver of share price
                                                                                     growth is earnings per share; and

             Investment of capital        25%      $15         $20        $25      o The Compensation Committee and the Board
             outside of Central                  million     million    million      believe that accelerating investment beyond
             Hudson                                                                  Central Hudson's capital investment program
                                                                                     will accelerate earnings growth.

                                                                                   In calculating earnings per share for these
                                                                                   executives, we adjust for unusual weather (as we
                                                                                   also do for Mr. Meyer and Mr. Groft) and we
                                                                                   exclude interest from our short-term investment
                                                                                   program because these may distort the
                                                                                   Corporation's performance during a year. As a
                                                                                   result, the executives will neither benefit nor
                                                                                   be penalized as a result of certain matters over
                                                                                   which their individual performance has little
                                                                                   impact.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  NAMED
EXECUTIVE      PERFORMANCE
 OFFICER          GOAL                  WEIGHT    THRESHOLD     TARGET      SUPERIOR                  BUSINESS OBJECTIVE
------------------------------------------------------------------------------------------------------------------------------------
Meyer       Central Hudson's              60%      $1.94         $2.04      $2.14       The goals focus on Central Hudson
            earnings per share,                                                         performance, as Mr. Meyer has
            normalized for heating                                                      responsibility for that business. The goals
            and cooling degree days,                                                    were chosen because:
            both revenue and
            expense, and major storms                                                   o The Compensation Committee and the Board
                                                                                          believe that the primary driver of share
                                                                                          price growth is earnings per share;

            Customer                      20%       53rd         Top          Top       o Customer satisfaction is a primary
            Satisfaction                         percentile     third       quartile      business objective for our regulated
                                                                                          utility business, and directly relates to
            Reliability                   20%       1.50         1.45         1.40        cost recovery and achievement of allowed
            (SAIFI)                                                                       rates of return on capital; and

                                                                                        o Reliability is a primary driver of
                                                                                          utility customer satisfaction and is
                                                                                          viewed  as such by Central Hudson's
                                                                                          regulatory agency. SAIFI (System Average
                                                                                          Interruption Frequency Index) has been
                                                                                          selected as a valid measure of
                                                                                          reliability.
------------------------------------------------------------------------------------------------------------------------------------
Groft       Griffith earnings per         60%      $0.20        $0.24        $0.28      The goals focus on Griffith's performance,
            share, normalized for                                                       as Mr. Groft has responsibility for that
            heating and cooling                                                         business. The goals were chosen because:
            degree days, both
            revenue and expense                                                         o The Compensation Committee and the Board
                                                                                          believe that the primary driver of share
                                                                                          price growth is earnings per share; and
            Acquisitions                  20%        $3           $5          $10
                                                  million      million      million     o Acquisitions, adding residential
                                                                                          customers and improving delivery
            Additional Residential        10%        0           600          1,200       efficiency are the three focus areas of
            Customers--Automatic                                                          Griffith's strategy to increase its
            Delivery                                                                      profitability an earnings contribution
                                                                                          to the Corpor over time. Acquisitions
            Delivery Efficiency           10%    11.2(cent)   11.0(cent)   10.6(cent)     were weighted more heavily because the
                                                                                          Compensation Committee and the Board
                                                                                          believe that they can produce earnings
                                                                                          growth more quickly and to a greater
                                                                                          extent.
------------------------------------------------------------------------------------------------------------------------------------

      The resulting annual incentive amount may be adjusted upwards or downwards by up to 50% based upon the Compensation Committee's assessment of the individual's performance. We refer to this possible increase or decrease as a "contributor" adjustment. A person who meets the responsibilities of his or her position by performing at expected levels of personal performance would normally not receive a contributor adjustment. If a person fails to perform at expected levels during the performance year, he or she would likely receive a reduction in the calculated incentive payment; similarly, if a person performs above expectations or performs exceptionally well on particular challenges during the performance year, he or she would likely receive an increase in the calculated incentive payment.

      The Compensation Committee assessed Mr. Lant's performance, and determined the amount of his contributor adjustment for 2007. The Committee increased Mr. Lant's annual incentive amount by 15% because of (a) his strong leadership in developing a comprehensive human resource development program for the Corporation, (b) his strong leadership in guiding our businesses to a performance-driven culture in which individual and business unit productivity is emphasized, (c) his strategic planning and leadership in achieving the investment of over $35 million in unregulated businesses during 2007, and (d) his success in positioning the Corporation to be able to achieve further significant expansion into the unregulated businesses in the years ahead.

      With regard to the four other Named Executive Officers, Mr. Lant, as the Chief Executive Officer, made recommendations to the Compensation Committee for adjustments based on his evaluation of each individual's contribution to achieving corporate opportunities and meeting corporate challenges, as well as an evaluation of the quality of the individual's performance in exercising responsibility described in his position description. After taking Mr. Lant's recommendations into consideration, and after making its own assessment of each person's performance, the Compensation Committee recommended, and the independent Directors of the Board, approved the following contributor adjustments for 2007:

      (i) Mr. Capone's incentive amount was increased by 20% because of (a) his leadership in seizing strategic opportunities to expand investments in unregulated business at levels beyond our business plan for 2007, and (b) his success in building, through both internal and external recruiting, strong and effective executive teams in our financial, regulatory and business development departments;

      (ii) Mr. Meyer's incentive amount was increased by 15% because of (a) his leadership in guiding Central Hudson's achievement of excellent reliability and safety performances in 2007, and (b) his leadership in community activities in the Hudson Valley, thus enhancing the economic vitality of the service territory in which Central Hudson operates, and enhancing the Corporation's image as a good corporate citizen;

      (iii) Mr. DeVirgilio's incentive amount was increased by 25% because of
            (a) his strategic leadership in guiding Griffith's success in making acquisitions at levels well above plan in 2007, and in achieving important improvements in the effectiveness of Griffith's marketing programs and operating procedures, and (b) his effectiveness in developing the capabilities of the executives who report to him; and

      (iv) Mr. Groft's incentive amount was increased by 10% for his "hands-on" leadership in successfully executing our strategic plans for enhancing Griffith's performance through improved operating procedures and improved marketing programs, and in building a more effective management team.

      In addition to participating in the short-term incentive program, Mr. Groft also participates in an acquisition incentive program, which was developed to motivate employees at Griffith to acquire and integrate new businesses that will increase the Corporation's profitability. The incentive is structured so that a "pool" is funded if a target return on equity attributable to an acquired company is met or exceeded during the first 12 months of operation. If the threshold return on equity is achieved, then a pool is funded with an amount equal to 16% of the acquired company's net income after tax. Employees at Griffith that were involved in the acquisition and integration of the acquired company participate in the pool based on a pre-established acquisition incentive opportunity percentage. For 2007, Mr. Groft's acquisition incentive opportunity resulted in an aggregate acquisition incentive of $10,182.

      For more information on the 2007 annual incentive opportunities for our Named Executive Officers, please refer to the "Grants of Plan-Based Awards" section of this proxy statement at page 34.

LONG-TERM INCENTIVES

      In 2007 the Corporation granted performance shares to our Named Executive Officers. The performance shares are granted under our Long-Term Equity Incentive Plan and are intended to be fully deductible for federal income tax purposes under the performance-based compensation exception to Section 162(m) of the Internal Revenue Code.

      The performance shares are designed to focus the attention of our Named Executive Officers on strategic goals spanning more than the current year, and to align the interest of executives with the Corporation's goal of creating long-term shareholder value. For example, the shares are earned if certain performance objectives are satisfied over a three-year period (I.E., a performance cycle), the number of shares actually received at the end of a performance cycle increases or decreases according to the level of performance achieved during the performance cycle, and the value of the shares granted can be expected to vary with the corporate performance achieved.

      The Corporation's long-term equity incentive opportunities are calculated as a percentage of base salary and they are intended to be competitive with long-term incentive opportunities offered by companies in the comparator groups. As with the Corporation's annual short-term incentive program, the targets for the long-term incentive program, as percentages of base salary, have historically been below median market levels for the Named Executive Officers, and the Compensation Committee has been implementing a plan to increase the target levels over a number of years to the median levels of the comparator groups. For 2007, the long-term equity incentive opportunities are set forth in the chart below. These percentage levels for 2007 remain below median target levels among the comparator groups for each person other than Mr. Groft.

-----------------------------------------------------------------------------------------------------------------------------------
         NAME                      LONG-TERM INCENTIVE OPPORTUNITY                        MEDIAN OF THE COMPARATOR GROUP
-----------------------------------------------------------------------------------------------------------------------------------
Mr. Lant                 The target percentage of base salary was increased    The median target levels in the comparator groups
                         from 60% in 2006 to 70% in 2007.                      were in a range from 90% to 100% of base salary.
-----------------------------------------------------------------------------------------------------------------------------------
Mr. Capone, Mr. Meyer,   The target percentages of base salary were            The median target levels in the comparator groups
and Mr. DeVirgilio       increased from 35% in 2006 to 40% in 2007.            were in a range from 35% to 55% of base salary.
-----------------------------------------------------------------------------------------------------------------------------------
Mr. Groft                The target percentage of base salary was increased    The median target levels in the comparator group
                         from 20% in 2006 to 25% in 2007.                      were 20% to 25% of base salary.
-----------------------------------------------------------------------------------------------------------------------------------

      The performance share award opportunity is generally determined in November or December of the year preceding the year in which the award is granted. The target number of performance shares is determined by dividing each person's award opportunity (I.E., an amount equal to a percentage of his or her base salary) by the closing price of a share of the Corporation's Common Stock on the first Monday following the first Tuesday in January of the following calendar year. The Committee does not grant performance shares in anticipation of the release of material nonpublic information. Similarly, the Corporation does not time the release of material nonpublic information based on performance share grant dates.

      Payment of the performance shares granted in 2007 will be based on the extent to which the Corporation achieves certain performance metrics during a three-year performance cycle starting January 1, 2007 and ending December 31, 2009. The performance metrics consist of two measurements of equal weight, as described below:

-----------------------------------------------------------------------------------------------------------------------------------
              PERFORMANCE METRIC                   WEIGHT                               BUSINESS OBJECTIVE
-----------------------------------------------------------------------------------------------------------------------------------
The percentage growth in the Corporation's
earnings per share over the three-year               50%      The Compensation Committee and the Board believe that the
performance cycle as compared to the                          Corporation's shareholders desire a substantial dividend payment and
percentage growth in earnings per share of the                consistent share price appreciation over time, which in combination
companies in the Edison Electric Institute                    provide an attractive total return on investment.
Index (the "EEI Index") over the same time
period                                                        Earnings per share growth is used as a performance metric because the
                                                              Compensation Committee and the Board believe that earnings per share growth is the primary driver of share price appreciation.
-----------------------------------------------------------------------------------------------------------------------------------
The average of the Corporation's annual              50%      The Compensation Committee and the Board believe that significant
dividend yield on book value over the                         macro-economic factors, such as interest rates, affect the entire
three-year performance cycle as compared to                   industry of which the Corporation is a member. The Board believes
the average of the annual dividend yield on                   that the relative performance of the Corporation within its industry
book value of the companies in the EEI Index                  peer group is the best measure of performance and therefore assesses
over the same time period                                     earnings per share growth and dividend yield against the EEI Index.
-----------------------------------------------------------------------------------------------------------------------------------

      The number of shares of the Corporation's Common Stock earned and paid will range, according to the level of performance achieved, from 0% to 150% of the performance shares granted. This payout schedule is a sliding scale that is designed to motivate and reward achievement of targeted performance, as the payout percentage decreases at a faster rate if targeted performance is not achieved. The following graph illustrates this point:

                               PERFORMANCE MATRIX

                                [GRAPHIC OMITTED]

      The Compensation Committee has the ability and authority to reduce, but not increase, the amount of performance shares that become earned under the payment schedule. For more information on the performance shares granted to our Named Executive Officers in 2007, please refer to the "Grants of Plan-Based Awards" section of this proxy statement at page 34.

      The vesting of the performance shares for the 2005-2007 performance cycle depends on the Corporation's performance relative to companies in the EEI Index during the period commencing January 1, 2005 and ending December 31, 2007.

As of the date of this proxy statement, the financial information for all the companies in the EEI Index was not yet available and, therefore, the Corporation was not able to determine the payout level.

STOCK OWNERSHIP GUIDELINES

      In November and December 2007, the Compensation Committee approved new stock ownership guidelines for the Named Executive Officers to achieve within five years from January 1, 2008, I.E., by December 31, 2012. For this purpose, stock ownership includes shares of the Corporation's Common Stock owned directly, in trust, or as phantom shares under the Directors and Executives Deferred Compensation Plan.

      The ownership guidelines were implemented to encourage our senior executives to own a significant amount of the Corporation's Common Stock. We recognize that our owners (I.E., our shareholders) want us to both preserve and increase the value of our Corporation. We want our executives to focus on long-term as well as short-term success, and we want them to think as owners when they balance the risks and rewards involved with particular business decisions. We believe the equity ownership interests that result from our stock ownership guidelines will enhance the motivation of our executives to think as owners.

                   --------------------------------------------
                                                 GUIDELINES FOR
                                                  OWNERSHIP OF
                     NAMED EXECUTIVE OFFICER      COMMON STOCK
                   --------------------------------------------
                   Mr. Lant                      23,000 shares
                   --------------------------------------------
                   Mr. Meyer                      6,000 shares
                   Mr. Capone                     6,000 shares
                   Mr. DeVirgilio                 6,000 shares
                   --------------------------------------------
                   Mr. Groft                      5,000 shares
                   --------------------------------------------

RETIREMENT BENEFITS

      In order to attract and retain key executive talent at the Corporation and its utility subsidiary, Central Hudson, the Compensation Committee believes that it is important to provide the Named Executive Officers with retirement benefits. These retirement benefits are provided primarily under the Supplemental Executive Retirement Plan, which provides benefits in excess of those provided under the Retirement Income Plan. The Supplemental Executive Retirement Plan is designed to work in conjunction with the Retirement Income Plan to provide each Named Executive Officer, other than Mr. Groft, with a retirement benefit equal to 57% of his or her applicable final average pay at age 61 with 30 years of service. Base salary and annual incentives are included in a Named Executive Officer's final average pay. Therefore, adjustments to a Named Executive Officer's base salary and annual incentives have an impact on the amount of his retirement benefits.

      A participant's Supplemental Executive Retirement Plan benefit generally becomes vested if, while employed by the Corporation or its affiliates, he or she attains the normal retirement age of 61, or attains his or her early retirement date of age 55 with ten years or more of vesting service. The Compensation Committee believes that this vesting schedule enhances our retention program for our Named Executive Officers and rewards their long-term commitment to the Corporation.

      Based on information provided by the Hay Group, the Compensation Committee believes that the retirement program is consistent with the retirement programs and benefit levels offered by many of the companies in the comparator groups. In this regard, the terms and benefit levels were established in 2005 after consultation with the Hay Group and a review of benefit levels provided to senior executives in the comparator groups. In setting the benefit levels, the Compensation Committee did not consider compensation previously paid to our Named Executive Officers, including any accumulated gains under prior equity-based compensation awards, because they were relatively minor.

      Mr. Groft does not participate in the Corporation's defined benefit pension program because he is an employee at Griffith, which historically has not provided defined benefit retirement plans to its executives. Even though Mr. Groft does not participate in the defined benefit program, he is provided with the following retirement benefits:

      o He receives an enhanced profit sharing contribution to his 401(k) plan, the amount of which is set forth in the "All Other Compensation" column of the Summary Compensation Table; and

      o The Corporation annually reimburses Mr. Groft for a portion of the annual premiums due under a $664,000 whole life policy owned by him. The annual amounts paid by the Corporation equal 3% of Mr. Groft's then-current annual base compensation, "grossed-up" for applicable taxes.

      For more information on these retirement benefits and our retirement program, please refer to the "Pension Benefits" section of this proxy statement at page 36.

HEALTH, WELFARE AND OTHER PERSONAL BENEFITS

      In addition to the principal compensation components described above, our Named Executive Officers are entitled to participate in all health, welfare, fringe benefit, and other arrangements generally available to other salaried employees. We also may, as considered reasonable and appropriate on a case-by-case basis, provide our officers, including our Named Executive Officers, with limited additional other personal benefits. For example, on March 1, 2004, the Corporation established a financial planning program for its executives, including its Named Executive Officers. After an executive completes his initial financial planning program, the executive is eligible for up to one thousand dollars of financial planning services on an annual basis. A full financial plan update is available to each executive in the sixth year (or the fourth year for those executives age 55 and over) following the completion of his initial financial planning program.

      The Compensation Committee believes that these health, welfare, and other personal benefits are reasonable and consistent with the practices of the companies in the relevant comparator groups. The Compensation Committee also believes that these benefits assist the Corporation in attracting and retaining key executives.

SEVERANCE ARRANGEMENTS

      The Corporation does not have employment agreements with its executive officers. The Compensation Committee believes that the absence of employment agreements provides the Corporation with more flexibility in adjusting the compensation levels of its executive officers.

      However, the Corporation has entered into change in control agreements with its executive officers, including its Named Executive Officers. Under these agreements, each Named Executive Officer would be entitled to certain payments and benefits if a change in control were to occur and the Corporation or its affiliates terminated the executive's employment without "cause" or the executive terminated his employment with the Corporation or its affiliates for "good reason" within a three-year period (a two-year period for Mr. Groft) following such change in control. The benefit levels generally include a multiple of base salary and annual incentive, along with continued welfare benefits, and are described in more detail under the "Potential Payments Upon Termination or Change in Control" section of this proxy statement.

      The agreements are designed to encourage the executive's full attention and dedication to the Corporation currently and in the event of any threatened or pending change in control. As described above, the agreements only provide benefits on a "double trigger," meaning that the benefits are due only if our executives incur a qualifying termination in connection with a change in control. This approach strikes an appropriate balance between providing incentives for our executives to build long-term shareholder value while providing a potential acquirer the flexibility to retain executive talent after a transaction.

      The Compensation Committee believes that the protections afforded by the change in control agreements are a valuable incentive for attracting and retaining key executives and are competitive with those of other corporations. Based on information provided by the Hay Group, change in control arrangements are used by a vast majority of the companies in the comparator groups, and the terms of our change in control agreements are intended to be consistent with prevailing market practices. In this regard, the terms and benefit levels were established in 2005 after consultation with the Hay Group and a review of benefit levels provided to senior executives in the comparator groups.

      As described in more detail under the "Potential Payments Upon Termination or Change in Control" section of this proxy statement, base salary and annual incentives are included in a Named Executive Officer's severance benefit calculation under the change in control agreements. Therefore, adjustments to a Named Executive Officer's base salary and annual incentives have an impact on the amount of his severance benefits under the change in control agreements. This fact did not affect decisions made with respect to base salary and annual incentive adjustments in 2007, as these change in control agreements may never come into effect.

      All equity awards held by our Named Executive Officers would immediately vest upon a change in control. Unlike the cash severance described above, the vesting is not contingent upon a qualifying termination within a certain period following a change in control. This "single trigger" is appropriate because the Compensation Committee wants our Named Executive Officers to have the opportunity to fully recognize the value of equity awards at the time of a change in control to the same extent as our shareholders.

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the management of the Corporation and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

                                        The Compensation Committee:

                                        Stanley J. Grubel, Chair
                                        Margarita K. Dilley
                                        Manuel J. Iraola
                                        Ernest R. Verebelyi

SUMMARY COMPENSATION TABLE

      The following table sets forth information regarding the compensation of the Named Executive Officers for 2006 and 2007. Mr. Groft was not a Named Executive Officer in 2006.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   CHANGE IN
                                                                                    PENSION
                                                                                   VALUE AND
                                                                    NON-EQUITY    NONQUALIFIED
                                                                    INCENTIVE       DEFERRED
                                                STOCK     OPTION       PLAN       COMPENSATION    ALL OTHER
     NAME AND                         BONUS     AWARDS    AWARDS   COMPENSATION     EARNINGS     COMPENSATION
    PRINCIPAL               SALARY     ($)       ($)        ($)        ($)            ($)            ($)          TOTAL
     POSITION        YEAR     ($)      (1)       (2)        (3)        (4)            (5)            (6)          ($)
-----------------------------------------------------------------------------------------------------------------------------------
Steven V. Lant,      2007   525,000   58,511    180,636    4,406     390,075         235,700        10,330      1,404,658
  Chairman           2006   490,000   56,840    220,996   15,658     284,200         481,300         7,500      1,556,494
  of the Board,
  President,
  and Chief
  Executive
  Officer
-----------------------------------------------------------------------------------------------------------------------------------
Christopher M.       2007   260,000   25,740     54,844        0     128,700          56,300         8,542        534,126
  Capone,            2006   240,000   14,616     66,077        0      97,440          54,900         7,500        480,533
  Executive
  Vice President
  and Chief
  Financial
  Officer
-----------------------------------------------------------------------------------------------------------------------------------
Carl E. Meyer,       2007   309,000   20,394     60,032    4,687     135,960               0        12,035        542,108
  Executive          2006   291,000   16,456     72,076   14,730     109,707           6,900         7,500        518,369
  Vice President
-----------------------------------------------------------------------------------------------------------------------------------
Joseph J.            2007   270,000   33,413     55,928    2,604     133,650           6,500        10,123        512,218
  DeVirgilio, Jr.,   2006   250,000        0     67,307    8,592     101,500         145,200         7,500        580,099
  Executive
  Vice President
  --Corporate
  Services and
  Administration
-----------------------------------------------------------------------------------------------------------------------------------
W. Randolph          2007   240,000   12,624     32,865    2,604     136,422               0        33,074        457,589
  Groft,
  President and
  Chief
  Operating
  Officer of
  Griffith
-----------------------------------------------------------------------------------------------------------------------------------

----------
(1) Reflects the contributor adjustment, if any, in the short-term incentive amounts for our Named Executive Officers. For additional information about the 2007 short-term incentive opportunities, please refer to the "Grants of Plan-Based Awards" section of this proxy statement at page 34.

(2) Reflects the aggregate dollar amount recognized for financial statement reporting purposes with respect to performance share awards granted to each Named Executive Officer in 2007 and in prior years. The aggregate dollar amount was determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), SHARE BASED

      PAYMENT ("FAS 123R"); however, the calculations disregard the estimate of forfeitures related to service-based vesting conditions. See Note 11 of the Consolidated Financial Statements contained in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2007 ("Annual Report") for an explanation of the assumptions made by the Corporation in the valuation of these awards. For information about the performance shares granted in 2007, please refer to the "Grants of Plan-Based Awards" section of this proxy statement at page 34.

(3) Reflects the aggregate dollar amount recognized for financial statement reporting purposes with respect to outstanding stock options granted to our Named Executive Officers in 2003. The aggregate dollar amount was determined in accordance with FAS 123R; however, the calculations disregard the estimate of forfeitures related to service-based vesting conditions. See Note 11 of the Consolidated Financial Statements contained in the Annual Report for an explanation of the assumptions made by the Corporation in the valuation of these awards.

(4) Reflects the short-term incentive opportunity earned by our Named Executive Officers. Please refer to the "Bonus" column of the Summary Compensation Table for the amount of the contributor adjustment, if any, in the short-term incentive award earned by our Named Executive Officers. For additional information about the 2007 short-term incentive opportunities, please refer to the "Grants of Plan-Based Awards" section of this proxy statement at page 34.

(5) Reflects the increase in the present value of the accumulated benefits under the Retirement Income Plan, Supplemental Executive Retirement Plan and Retirement Benefit Restoration Plan. The increase in the present value of the accumulated benefits was based on a September 30 fiscal year-end for the Retirement Income Plan and a calendar year-end for the Supplemental Executive Retirement Plan and Retirement Benefit Restoration Plan. For 2007, Mr. Meyer's accumulated benefits actually decreased by $26,300. For information on these plans and benefits, please refer to the "Pension Benefits" section of this proxy statement at page 36. Our Named Executive Officers did not accrue any above-market earnings under the Directors and Executives Deferred Compensation Plan, and therefore we have not reported any earnings credited under that plan in this column.

(6) Reflects the contributions made on behalf of each Named Executive Officer under the 401(k) Plan, which equaled $19,386 for Mr. Groft and $7,750 for each other Named Executive Officer. This column also reflects the reimbursement of Mr. Groft in the amount of $13,247 for premiums paid on a life insurance policy. Finally, the column reflects premiums paid for group term life insurance in excess of $50,000.

GRANTS OF PLAN-BASED AWARDS

      The following table sets forth information for each Named Executive Officer regarding estimated payouts of the (i) short-term incentive opportunities established during 2007, and (ii) performance shares granted under the Long-Term Equity Incentive Plan during 2007.

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      GRANT DATE
                                           ESTIMATED FUTURE PAYOUTS UNDER         ESTIMATED FUTURE PAYOUTS UNDER      FAIR VALUE
                                         NON-EQUITY INCENTIVE PLAN AWARDS(1)      EQUITY INCENTIVE PLAN AWARDS(2)      OF STOCK
                                         -----------------------------------     --------------------------------     AND OPTION
                              GRANT      THRESHOLD      TARGET       MAXIMUM     THRESHOLD     TARGET     MAXIMUM       AWARDS
          NAME                DATE          ($)           ($)          ($)          (#)         (#)         (#)          ($)(3)
--------------------------------------------------------------------------------------------------------------------------------
Steven V. Lant               1/25/07      157,500       315,000      472,500        238         7,200     10,800       281,518
--------------------------------------------------------------------------------------------------------------------------------
Christopher M. Capone        1/25/07       52,000       104,000      156,000         67         2,040      3,060        79,763
--------------------------------------------------------------------------------------------------------------------------------
Carl E. Meyer                1/25/07       61,800       123,600      185,400         80         2,420      3,630        94,621
--------------------------------------------------------------------------------------------------------------------------------
Joseph J. DeVirgilio, Jr.    1/25/07       54,000       108,000      162,000         70         2,120      3,180        82,891
--------------------------------------------------------------------------------------------------------------------------------
W. Randolph Groft            1/25/07       48,000        96,000      144,000         39         1,180      1,770        46,138
                                                         10,182
--------------------------------------------------------------------------------------------------------------------------------

----------
(1) This column provides information about the short-term incentive opportunities established during 2007 for our Named Executive Officers. The information included in the "Threshold," "Target," and "Maximum" columns reflects the range of potential payouts when the performance goals were established by the Compensation Committee and the Board of Directors in December 2006. The threshold equals 50% of the target award and the maximum equals 150% of the target award. With respect to Mr. Groft, the column also shows the target amount available under his acquisition incentive program. There is no threshold or maximum payout available under this program. Please refer to the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for the amount of the short-term incentive award earned by our Named Executive Officers for 2007 and the "Bonus" column of the Summary Compensation Table for the amount of the contributor adjustments, if any, in the short-term incentive award.

      For a brief description of the short-term incentive program, please refer to the "Compensation Discussion and Analysis" section of this proxy statement at page 19.

(2) This column provides information about the performance shares granted under the Long-Term Equity Incentive Plan during 2007 to our Named Executive Officers. The information included in the "Threshold," "Target," and "Maximum" columns reflects the range of potential payouts under the performance shares when the performance goals were established by the Compensation Committee in January 2007. The threshold equals 3.3% of the target award and the maximum equals 150% of the target award. The actual payout will depend on the extent to which the Corporation achieves the applicable performance goals during the performance period commencing January 1, 2007 and ending December 31, 2009. For a brief description of the performance shares, please refer to the "Compensation Discussion and Analysis" section of this proxy statement at page 19 and the narrative following this table.

(3) Reflects the grant date fair value, as determined in accordance with FAS 123R, of performance share awards. See Note 11 of the Consolidated Financial Statements contained in the Annual Report for an explanation of the assumptions made by the Corporation in the valuation of these awards.

VESTING OF PERFORMANCE SHARES

      Payment of any performance shares listed in the "Estimated Future Payouts Under Equity Incentive Plan Awards" column that become earned will be made in the form of shares of the Corporation's Common Stock in 2010. An executive's right to receive the performance shares will be forfeited if he or she terminates employment with the Corporation and its affiliates for any reason (other than his or her death or retirement) prior to payment of the performance shares. If, however, an executive retires or dies during the performance period, the Board of Directors (or appropriate committee thereof) would determine the extent to which the applicable performance goals had been achieved during the full fiscal quarters completed during the performance period, and the resulting award would be pro-rated based on the number of days the executive had been employed during the performance period. Upon a "change in control" of the Corporation, the Board of Directors (or appropriate committee thereof) would determine the extent to which the applicable performance goals have been achieved through the full fiscal quarters completed prior to that date and the resulting award would be paid without pro-ration. The Named Executive Officers have no right to dividends and no right to vote the performance shares until they are paid.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

      The following table sets forth information for each Named Executive Officer with respect to (i) each option to purchase shares of the Corporation's Common Stock that had not been exercised and remained outstanding as of December 31, 2007, and (ii) each award of performance shares that had not vested and remained outstanding as of December 31, 2007.

---------------------------------------------------------------------------------------------------------------------------
                                                 OPTION AWARDS                                     STOCK AWARDS
                             ----------------------------------------------------------------------------------------------
                                                                                                                EQUITY
                                                                                                            INCENTIVE PLAN
                                                                                                                AWARDS:
                                                                                       EQUITY INCENTIVE       MARKET OR
                                                                                         PLAN AWARDS:        PAYOUT VALUE
                              NUMBER OF       NUMBER OF                                   NUMBER OF          OF UNEARNED
                              SECURITIES      SECURITIES                                   UNEARNED        SHARES, UNITS OR
                              UNDERLYING      UNDERLYING      OPTION                     SHARES, UNITS       OTHER RIGHTS
                             UNEXERCISED     UNEXERCISED     EXERCISE                   OR OTHER RIGHTS        THAT HAVE
                             OPTIONS (#)     OPTIONS (#)       PRICE       OPTION        THAT HAVE NOT        NOT VESTED
                             EXERCISABLE    UNEXERCISABLE       ($)      EXPIRATION       VESTED (#)             ($)
         NAME                    (1)             (2)            (3)         DATE              (4)                (5)
---------------------------------------------------------------------------------------------------------------------------
Steven V. Lant                  2,600              0           44.06       1/1/11
                                3,520            880           48.62       1/1/13           22,839             1,017,253
---------------------------------------------------------------------------------------------------------------------------
Christopher M. Capone               0              0               0          N/A            6,760               301,077
---------------------------------------------------------------------------------------------------------------------------
Carl E. Meyer                     720            720           48.62       1/1/13            7,530               335,373
---------------------------------------------------------------------------------------------------------------------------
Joseph J. DeVirgilio, Jr.         400            400           48.62       1/1/13            6,920               308,203
---------------------------------------------------------------------------------------------------------------------------
W. Randolph Groft                 400            400           48.62       1/1/13            4,120               183,497
---------------------------------------------------------------------------------------------------------------------------

----------
(1) Reflects the number of shares underlying outstanding stock options that have vested as of December 31, 2007.

(2) Reflects the number of shares underlying outstanding stock options that have not vested as of December 31, 2007. The remaining stock options vested on the next day, or January 1, 2008.

(3) Reflects the exercise price for each stock option reported in the table, which equaled the fair market value per share of the underlying option shares on the date of grant.

(4) Reflects the aggregate number of performance shares outstanding as of December 31, 2007, assuming performance at the "target" level, for the 2005-2007 performance cycle (including re-invested dividends), the 2006-2008 performance cycle and the 2007-2009 performance cycle. The performance shares vest based on the extent to which the Corporation achieves the applicable performance goals as of the end of the applicable performance period. Please note that the performance shares for the 2005-2007 performance cycle are included in this column. The vesting of the performance shares for that performance cycle depends on the Corporation's performance relative to companies in the EEI Index during the period commencing January 1, 2005 and ending December 31, 2007. As of the date of this proxy statement, the financial information for all the companies in the EEI Index was not yet available and, therefore, the Corporation was not able to determine the payout level.

(5) Reflects the product of (i) the aggregate number of outstanding performance shares, multiplied by (ii) $44.54, which is the closing price of our shares on December 31, 2007.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END

      The following table sets forth information for each Named Executive Officer with respect to the exercise of options to purchase shares of the Corporation's Common Stock during 2007.

                                            ----------------------------------------------------------------------
                                                      OPTION AWARDS                         STOCK AWARDS
                                            ----------------------------------------------------------------------
                                              NUMBER OF       VALUE REALIZED       NUMBER OF
                                               SHARES           ON EXERCISE         SHARES          VALUE REALIZED
                               DATE OF      ACQUIRED ON            ($)            ACQUIRED ON         ON VESTING
       NAME                   EXERCISE      EXERCISE (#)           (1)            VESTING (#)             ($)
------------------------------------------------------------------------------------------------------------------
Steven V. Lant                 3/12/07          1,000             3,090                0                  0
------------------------------------------------------------------------------------------------------------------
Christopher M. Capone                               0                 0                0                  0
------------------------------------------------------------------------------------------------------------------
Carl E. Meyer                                       0                 0                0                  0
------------------------------------------------------------------------------------------------------------------
Joseph J. DeVirgilio, Jr.                           0                 0                0                  0
------------------------------------------------------------------------------------------------------------------
W. Randolph Groft                                   0                 0                0                  0
------------------------------------------------------------------------------------------------------------------

----------
(1) Reflects the product of (i) the number of shares acquired upon the exercise of the stock option, multiplied by (ii) the excess of (x) the average of the high and low price per share of the Corporation's Common Stock on the date of exercise, over (y) the per share exercise price of the stock option.

PENSION BENEFITS

     The following table sets forth information regarding the pension benefits of our Named Executive Officers.

---------------------------------------------------------------------------------------------------------------------
                                                                           PRESENT         PAYMENTS
                                                                          NUMBER OF         VALUE OF        DURING
                                                                        YEARS CREDITED    ACCUMULATED    LAST FISCAL
                                                                           SERVICE          BENEFIT          YEAR
        NAME                             PLAN NAME (1)                       (#)            ($)(2)            ($)
---------------------------------------------------------------------------------------------------------------------
Steven V. Lant               Retirement Income Plan                    26 yrs. 11 mos.       961,800           0
                             Supplemental Executive Retirement Plan      27 yrs. 1 mo.     1,690,500           0
                             Retirement Benefit Restoration Plan         27 yrs. 1 mo.       325,800           0
---------------------------------------------------------------------------------------------------------------------
Christopher M. Capone        Retirement Income Plan                      6 yrs. 5 mos.       145,500           0
                             Supplemental Executive Retirement Plan      6 yrs. 8 mos.        78,400           0
                             Retirement Benefit Restoration Plan         6 yrs. 8 mos.         1,500           0
---------------------------------------------------------------------------------------------------------------------
Carl E. Meyer                Retirement Income Plan                     37 yrs. 2 mos.     1,588,100           0
                             Supplemental Executive Retirement Plan     37 yrs. 5 mos.       532,100           0
                             Retirement Benefit Restoration Plan        37 yrs. 5 mos.       481,100           0
---------------------------------------------------------------------------------------------------------------------
Joseph J. DeVirgilio, Jr.    Retirement Income Plan                     34 yrs. 3 mos.     1,550,700           0
                             Supplemental Executive Retirement Plan     34 yrs. 6 mos.       583,000           0
                             Retirement Benefit Restoration Plan        34 yrs. 6 mos.        24,700           0
---------------------------------------------------------------------------------------------------------------------
W. Randolph Groft            Retirement Income Plan                          N/A              N/A             N/A
                             Supplemental Executive Retirement Plan          N/A              N/A             N/A
                             Retirement Benefit Restoration Plan             N/A              N/A             N/A
---------------------------------------------------------------------------------------------------------------------

----------
(1)   The formal name of each plan is as follows:

      o Retirement Income Plan of Central Hudson Gas & Electric Corporation ("Retirement Income Plan" or "RIP")

      o     CH Energy Group, Inc. Supplemental Executive Retirement Plan (the
            "SERP")

      o     Central Hudson Retirement Benefit Restoration Plan ("RBRP")

(2) The number of years of credited service and the present value of accumulated benefit are calculated based on a September 30 fiscal year-end for the Retirement Income Plan and a calendar year-end for the Supplemental Executive Retirement Plan and Retirement Benefit Restoration Plan. The present value of accumulated benefits was prepared based on the same assumptions used in the Consolidated Financial Statements contained in the Annual Report, including (i) a 6.2% discount rate for the Retirement Income Plan and a 6.4% discount rate for the Supplemental Executive Retirement Plan and Retirement Benefit Restoration Plan, (ii) the Retirement Plan 2000 Combined Table Projected to 2006, no collar adjustment, and (iii) a retirement age of 61 under the Supplemental Executive Retirement Plan and a retirement age of 55 under the Retirement Income Plan and the Retirement Benefit Restoration Plan.

DESCRIPTION OF DEFINED BENEFIT RETIREMENT PLANS

      The retirement program is designed to provide each Named Executive Officer, other than Mr. Groft, with a retirement benefit equal to 57% of his or her applicable final average pay (as defined below) at age 61 with 30 years of service. The program consists primarily of the Retirement Income Plan ("RIP") and the Supplemental Executive Retirement Plan ("SERP"). Benefit accruals under prior non-qualified plans have been frozen. A more detailed description of each of the defined benefit plans that comprise the Corporation's retirement program follows.

      RETIREMENT INCOME PLAN. The RIP is a tax-qualified defined benefit plan and generally covers all employees of Central Hudson hired prior to January 1, 2008. Each Named Executive Officer, other than Mr. Groft, is a RIP participant and eligible for a RIP benefit. The RIP benefit is based on a "service" formula and an "account" formula.

      SERVICE FORMULA. Each Named Executive Officer, other than Mr. Groft, is entitled to receive benefits under the RIP based on a service formula, which is equal to the sum of the following two benefits:

      o The regular service benefit equals the sum of the benefit earned each year after October 1, 2003, based on 2% of "annual compensation" for each year of benefit service beginning before age 50 and 2.5% for each such year beginning after age 50. The term "annual compensation" means base salary at October 1, plus, for periods after 2004, short term incentives in the prior 12 months.

      o The supplementary past service benefit equals a participant's years of benefit service at October 1, 2003 multiplied by the sum of 1.45% of "average earnings" up to $37,500 and 1.75% of average earnings in excess of $37,500. If larger, a participant will receive the prior regular service benefit at September 30, 2003. The term "average earnings" means the average of 100% of base salary at October 1, 2001 and 2002 and 50% of base salary at October 1, 2000 and 2003.

      In no event, however, may the sum of the two benefits described above exceed the maximum service benefit. This benefit equals (i) 57% of a participant's highest consecutive 3-year average of base salary and short-term incentive during the ten-year period that precedes the participant's termination of employment, multiplied by (ii) a fraction, the numerator of which is the participant's years of benefit service (not to exceed 30) and the denominator of which is 30. The benefit is reduced by 0.333% for each full month the benefit begins before age 61.

      The service formula benefit is payable as a monthly life annuity following normal retirement at age 65. The monthly benefit (unreduced for early commencement) is also payable following early retirement at or after age 55 with at least ten years of service. Messrs. Meyer and DeVirgilio have currently satisfied the eligibility requirements for early retirement. The service formula benefit may also be paid in certain joint and survivor annuity forms, which provide a reduced monthly amount for the participant's life and, following the participant's death, payment for a named beneficiary's life. The RIP generally provides pre-retirement death benefits to a participant's surviving spouse.

      ACCOUNT FORMULA. Each Named Executive Officer, other than Messrs. Capone and Groft, also has a hypothetical account balance under the RIP that is credited with the aggregate of the following amounts:

      o For participants on January 1, 1987, 10% of their base salary on that date.

      o For participants on September 30, 1991, 5% of their base salary on that date.

      o For participants on September 30, 1997, 5% of their base salary on that date.

      o For participants on September 30, 1999, 5% of their base salary on that date.

      o     Annual interest, generally based on the yield for 30-year Treasury
            Bonds.

      Following termination of employment, a participant may receive the hypothetical account balance as a lump sum. Certain annuity forms of payment, which are the actuarial equivalent of the account balance, are also available. If the participant dies before payment begins, the account balance is payable in a lump sum to the participant's beneficiary (or, if the beneficiary is the participant's spouse, as a lump sum or an annuity).

      SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Each of our Named Executive Officers, other than Mr. Groft, participate in the SERP. The SERP is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. A participant's SERP benefit becomes vested if, while employed by the Corporation or its affiliates, he or she attains the normal retirement age of 61, attains his or her early retirement date of age 55 with ten years or more of vesting service, or a change in control occurs. A participant will forfeit his or her SERP benefit (whether or not vested at the time) if his or her employment with the Corporation is terminated for "cause."

      The SERP retirement benefit of a participant equals the excess, if any, of the (i) participant's normal retirement benefit or early retirement benefit described below, over (ii) the actuarial equivalent of the participant's cumulative benefits under the RIP (excluding the account benefit component) and Central Hudson Retirement Benefit Restoration Plan (excluding the account benefit component), each calculated as though paid in the form of a single life annuity as the normal retirement benefit becomes payable under the SERP.

      o NORMAL RETIREMENT BENEFIT. If a participant terminates employment on or after the date he or she attains age 61, he or she will be entitled to a normal retirement benefit. The annualized normal retirement benefit is equal to the product of (i) 57% of the participant's highest consecutive 3-year average of base salary and short-term incentive during the ten-year period that precedes the participant's termination of employment, and (ii) a fraction, the numerator of which is the participant's years of benefit service under the RIP (not to exceed 30) and the denominator of which is 30.

      o EARLY RETIREMENT BENEFIT. Upon the participant's vested termination of employment before the date he or she attains age 61, the participant will be entitled to an early retirement benefit equal to the normal retirement benefit (described above) reduced by 0.333% for each full month by which his or her benefit commencement date precedes the date the participant attains age 61. Messrs. Meyer and DeVirgilio are entitled to the early retirement benefit.

      The SERP retirement benefit commences on the first day of the seventh month following the participant's vested termination of employment and is paid monthly in the form of a life annuity elected by the participant, except that a participant who is vested solely as a result of a change in control shall commence to receive payment on the later of the first day of the seventh month following his or her termination of employment or age 55. The normal form of benefit under the SERP is a single life annuity for single participants and a joint and 100% survivor annuity for married participants. However, participants may select a single life annuity or a 30%, 40%, 50%, 75%, or 100% joint and survivor annuity (or other annuity permitted by the Corporation). If elected by the participant, upon the death of the participant's spouse the surviving participant's monthly annuity may be converted to the single life annuity the participant would have received, had he or she elected a single life annuity at retirement.

      A SERP benefit is also payable if a participant is vested in his or her benefit at the time of his or her death or disability. A participant's compensation and years of additional benefit service provided under a change in control agreement between the Corporation and the participant will be used in calculating the participant's SERP benefit if the participant's vested termination occurs in connection with a change in control.

      For more information on the death, disability and change in control benefits under the SERP, please refer to the applicable description under the heading "Potential Payments Upon Termination or Change in Control" on page 40 of this proxy statement.

      CENTRAL HUDSON RETIREMENT BENEFIT RESTORATION PLAN. Each of our Named Executive Officers, other than Mr. Groft, participate in the RBRP. The RBRP is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. As of December 31, 2005, the RBRP was terminated with respect to any participant who was not vested, closed to new participants, and frozen with respect to additional benefit accruals of vested participants. The RBRP provides a benefit in excess of the Internal Revenue Service ("IRS") compensation and benefit limits imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code, respectively, with respect to the service benefit component of the RIP and the account benefit component of the RIP. The pension benefit under the RBRP is calculated as the excess, if any, of (x) the participant's RIP benefit as of December 31, 2005, without regard to the Section 401(a)(17) compensation limit ($210,000 for 2005) and without regard to the
Section 415 benefit limitation ($170,000 for 2005) over (y) the participant's actual RIP benefit as of December 31, 2005. Compensation and years of service under the RBRP have the same meanings provided under the RIP. Benefits generally become payable under the RBRP on the later of (i) the participant's 55th birthday or (ii) the six-month anniversary of the participant's termination of employment. Benefits are payable in the form of a life annuity or any other actuarially equivalent annuity form available under the Supplemental Executive Retirement Plan, as selected by the participant prior to the commencement date.

NONQUALIFIED DEFERRED COMPENSATION

      The following table sets forth information regarding the nonqualified deferred compensation of our Named Executive Officers as of December 31, 2007.

-----------------------------------------------------------------------------------------------------
                                                                                          AGGREGATE
                              EXECUTIVE       REGISTRANT     AGGREGATE      AGGREGATE      BALANCE
                            CONTRIBUTIONS   CONTRIBUTIONS   EARNINGS IN   WITHDRAWALS/     AT LAST
                             IN LAST FY       IN LAST FY      LAST FY     DISTRIBUTIONS      FYE
         NAME                  ($)(1)            ($)            ($)            ($)          ($)(2)
-----------------------------------------------------------------------------------------------------
Steven V. Lant                      0             0          (20,912)           0           239,678
-----------------------------------------------------------------------------------------------------
Christopher M. Capone               0             0            9,735            0           134,848
-----------------------------------------------------------------------------------------------------
Carl E. Meyer                  46,350             0           81,177            0         1,230,426
-----------------------------------------------------------------------------------------------------
Joseph J. DeVirgilio, Jr.           0             0           10,016            0           387,488
-----------------------------------------------------------------------------------------------------
W. Randolph Groft              19,171             0              171            0            19,342
-----------------------------------------------------------------------------------------------------

----------
(1) Each Named Executive Officer is eligible to defer base salary, short-term incentive awards, and performance shares under the terms of the Directors and Executives Deferred Compensation Plan, described below. The "Executive Contributions in Last FY" column shows the aggregate deferrals for each Named Executive Officer during 2007. The base salary deferrals are included in the "Salary" column of the Summary Compensation Table.

(2) The aggregate balance as of December 31, 2007 for each Named Executive Officer includes prior deferrals of base salary, short-term incentives, and performance shares that were previously earned and reported as compensation on the Summary Compensation Table for prior years. For example, from 2000-2006, our Named Executive Officers deferred the following amounts under the Directors and Executives Deferred Compensation Plan that were previously reported as compensation in the Summary Compensation Table: (i) Mr. Lant--$290,287; (ii) Mr. Capone--$90,060;
      (iii) Mr. Meyer--$774,743; (iv) Mr. DeVirgilio--$291,885; and (v) Mr.
      Groft--$0.00. These amounts have since been adjusted, pursuant to the terms of the Directors and Executives Deferred Compensation Plan, for investment performance (E.G., earnings and losses), deferrals credited during 2007, and in-service distributions.

DESCRIPTION OF DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN

      The amounts reflected in the above table are maintained under the CH Energy Group, Inc. Directors and Executives Deferred Compensation Plan, which is an unfunded, unsecured deferred compensation plan for Directors and a select group of highly compensated employees. Under the Directors and Executives Deferred Compensation Plan, our Named Executive Officers may elect to defer up to 50% of their base salary and up to 100% of their short-term incentive and performance shares on a pre-tax basis. Payments are made under the Directors and Executives Deferred Compensation Plan in cash at certain future dates specified by participants or upon his or her earlier termination of employment, death, or disability. If a participant terminates employment on or after age 55, as a result of his or her long-term disability, or in certain circumstances in connection with a "change in control" of the Corporation, then amounts credited to his or her account generally will be paid in a lump sum or in equal quarterly installments over a period of five, ten, or fifteen years as elected by the participant. Otherwise, amounts are payable in a single lump sum. The Corporation may accelerate payment in the event of a participant's "financial hardship." Moreover, a participant may elect to receive an immediate distribution of all or a portion of any amounts deferred prior to January 1, 2005 (and related earnings), provided, however, that he or she will forfeit 10% of the amount of his or her account(s) that he or she has elected to receive. The deferred compensation is credited with earnings, gains, and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Corporation from time to time. Participants are permitted to change their deemed investment elections daily. For 2007, the investment options tracked returns on the Corporation's Common Stock and returns under publicly available and externally managed investment funds such as mutual funds.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

      The Corporation has entered into certain agreements and maintains certain plans and arrangements that require the Corporation or its successors to pay or provide certain compensation and benefits to its Named Executive Officers in the event of certain terminations of employment or a change in control of the Corporation. The estimated amount of compensation and benefits payable or provided to each Named Executive Officer in each situation is summarized below. These estimates are based on the assumption that the various triggering events occur on December 31, 2007. We have noted below other material assumptions used in calculating the estimated compensation and benefits under each triggering event. The actual amounts that would be paid to a Named Executive Officer upon certain terminations of employment or upon a change in control can only be determined at the time the actual triggering event occurs.

      The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a Named Executive Officer has earned prior to the applicable triggering event, such as equity awards or other incentives that have previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs. As a result, it does not provide information on the payout of the performance shares for the 2005-2007 performance cycle and the 2007 short-term incentive, as both of these awards were earned as of December 31, 2007 in accordance with their terms, regardless of whether the executive terminated employment or a change in control occurred. In this regard, please refer to the Outstanding Equity Awards at Fiscal Year-End table for a complete summary of each Named Executive Officer's vested equity awards and the Pension Benefits table for a complete summary of each Named Executive Officer's vested retirement benefit.

VOLUNTARY TERMINATION OR INVOLUNTARY TERMINATION FOR "CAUSE"

      The Corporation does not maintain any plans or arrangements that would provide benefits to our Named Executive Officers solely as a result of a voluntary termination (other than upon "retirement" as described below) or an involuntary termination for cause.

INVOLUNTARY TERMINATION WITHOUT "CAUSE"

      Pursuant to its corporate policy, the Corporation would have provided each Named Executive Officer with outplace-ment services from a recognized outplacement provider, with a value not to exceed $30,000, in the event of the executive's involuntary termination without "cause" (as defined under the heading "Qualifying Termination Following Change in Control" below) on December 31, 2007.

RETIREMENT OR DEATH

      As described below, a Named Executive Officer's termination of employment with the Corporation due to "retirement" (as defined below) or death can result in enhanced benefits under the outstanding performance shares and stock options. For this purpose, the term "retirement" means termination of employment either
(i) on or after age 65 or (ii) on or after age 55 with ten years or more of service pursuant to the early retirement provisions of the Retirement Income Plan. Only Messrs. Meyer and DeVirgilio would have satisfied this definition of "retirement" on December 31, 2007.

      o PERFORMANCE SHARES. Except as otherwise provided below, a Named Executive Officer would forfeit his right to all outstanding performance shares for the 2006-2008 and the 2007-2009 performance cycles if his employment terminated during the applicable performance period. If, however, a Named Executive Officer had retired or died during a performance period, then the Board of Directors (or appropriate committee thereof) would have determined the extent to which the applicable performance goals had been achieved as of such time, and the resulting award would have been prorated based on the executive's service during the performance period. Such amounts would have been paid in a single lump sum in the form of shares of the Corporation's Common Stock.

      o STOCK OPTIONS. Except as otherwise provided below, a Named Executive Officer would forfeit his unvested stock options upon termination of employment. If, however, a Named Executive Officer had died on or before December 31, 2007, then all unvested stock options held by him would have become fully vested and remained exercisable for 3 years (or if shorter, the remaining term).

      Based on the above, the Corporation would have provided each Named Executive Officer or his beneficiary with the following estimated payments, in a lump sum, if he had "retired" from the Corporation and its affiliates on December 31, 2007, or if he had died while employed with the Corporation or its affiliates on December 31, 2007.

                                          PERFORMANCE SHARES
                            ---------------------------------------------
                                  2006-2008               2007-2009
EXECUTIVE                   PERFORMANCE PERIOD(1)   PERFORMANCE PERIOD(2)      TOTAL(3)
---------                   ---------------------   ---------------------   -------------
Steven V. Lant                   $ 206,072              $ 106,896               $ 312,968
Christopher M. Capone               54,042                 30,287                  84,329
Carl E. Meyer                       65,622                 35,929                 101,551
Joseph J. DeVirgilio, Jr.           56,417                 31,475                  87,892
W. Randolph Groft                   35,632                 17,519                  53,151

----------
(1) The value of the performance shares for the 2006-2008 performance period is calculated as follows (i) the number of performance shares earned assuming a payout of 100% of target, pro-rated based on the performance of services during 2/3 of the performance period, multiplied by (ii) the closing price of the Corporation's Common Stock on December 31, 2007, of $44.54 per share.

(2) The value of the performance shares for the 2007-2009 performance period is calculated as follows (i) the number of performance shares earned assuming a payout of 100% of target, prorated based on the performance of services during 1/3 of the performance period, multiplied by (ii) the closing price of the Corporation's Common Stock on December 31, 2007, of $44.54 per share.

(3) All stock options had an exercise price in excess of the fair market value of the underlying shares as of December 31, 2007, and are therefore not included in these calculations.

DISABILITY

      As described below, a Named Executive Officer's termination of employment with the Corporation due to "disability" (as defined below) can result in enhanced benefits under the Supplemental Executive Retirement Plan. Specifically, if a Named Executive Officer who was vested under the SERP had become disabled (within the meaning of the Corporation's long-term disability plan) on December 31, 2007, then his benefit would have been calculated as if he had received additional years of benefit service (up to five), consistent with the disability crediting rules under the Retirement Income Plan. For additional information about the SERP, please refer to the "Pension Benefits" section of this proxy statement at page 36.

      Based on the above, the Corporation would have provided each Named Executive Officer, other than Mr. Groft, with the following estimated payments or benefits if he had become "disabled" while employed with the Corporation and its affiliates on December 31, 2007.

                                                   ADDITIONAL
                                                 SERVICE CREDIT
               EXECUTIVE                         UNDER THE SERP(1)
               ---------                         -----------------
               Steven V. Lant ................      $     --
               Christopher M. Capone .........            --
               Carl E. Meyer .................            --
               Joseph J. DeVirgilio, Jr. .....       173,500
               W. Randolph Groft .............           N/A

----------
(1) The value of the additional service credit under the SERP equals the excess, if any, of (i) the present value of the individual's VESTED SERP benefit as of December 31, 2007, calculated as if he remained employed for an additional 5 years, over (ii) the present value of the individual's VESTED SERP benefit as of December 31, 2007. The present value was determined based on a 6.40% discount rate and the Retirement Plan 2000 Combined Table Projected to 2006, no collar adjustment, and assuming that no additional service is credited past age 60. For additional information about the SERP, please refer to the "Pension Benefits" section of this proxy statement at page 36.

CHANGE IN CONTROL

      As described below, each Named Executive Officer would be entitled to accelerated vesting of outstanding performance shares and stock options, along with accelerated vesting of his Supplemental Executive Retirement Plan benefit in the event of a "change in control" (as defined under the heading "Qualifying Termination Following Change in Control" immediately below).

      o PERFORMANCE SHARES. Upon a change in control, the Board of Directors (or appropriate committee thereof) is required to determine the extent to which the applicable performance goals have been achieved through the full fiscal quarters completed prior to that date, and the resulting award is required to be paid to the executives without pro-ration. Such amounts would have been paid in a single lump sum in the form of either shares or cash.

      o STOCK OPTIONS. Upon a change in control, all unvested stock options held by the Named Executive Officers would have become fully vested and exercisable.

      o ENHANCED SERP BENEFIT. Upon a change in control, each Named Executive Officer, other than Mr. Groft, would have fully vested in his or her benefit under the SERP. The SERP benefit will commence to be paid upon the later of his or her termination of employment or attainment of age 55. For additional information about the SERP, please refer to the "Pension Benefits" section of this proxy statement at page 36.

      Based on the above, each Named Executive Officer would have been entitled to the following estimated payments and benefits from the Corporation or its successor in the event that a "change in control" occurred on December 31, 2007.

                                                            PERFORMANCE SHARES
                                             ---------------------------------------------
                                  2006-2008              2007-2009        ACCELERATED VESTING
EXECUTIVE                   PERFORMANCE PERIOD(1)  PERFORMANCE PERIOD(2)   OF SERP BENEFIT(3)     TOTAL(4)
---------                   ---------------------  ---------------------  -------------------   -----------
Steven V. Lant                    $309,108                $320,688             $1,780,500       $2,410,296
Christopher M. Capone               81,063                  90,862                 60,500          232,425
Carl E. Meyer                       98,433                 107,787                     --          206,220
Joseph J. DeVirgilio, Jr.           84,626                  94,425                     --          179,051
W. Randolph Groft                   53,448                  52,557                    N/A          106,005

----------
(1) The value of the performance shares for the 2006-2008 performance period is calculated as follows (i) the number of performance shares earned assuming a payout of 100% of target, without pro-ration, multiplied by
      (ii) the closing price of the Corporation's Common Stock on December 31, 2007, of $44.54 per share.

(2) The value of the performance shares for the 2007-2009 performance period is calculated as follows (i) the number of performance shares earned assuming a payout of 100% of target, without pro-ration, multiplied by
      (ii) the closing price of the Corporation's Common Stock on December 31, 2007, of $44.54 per share.

(3) The value of the accelerated vesting of the SERP benefit equals the excess, if any, of (i) the present value of the individual's SERP benefit as of December 31, 2007 (whether or not vested), over (ii) the present value of the individual's vested SERP benefit as of December 31, 2007. The present value was determined based on a 6.40% discount rate and the Retirement Plan 2000 Combined Table Projected to 2006, with no collar adjustment. Each of Messrs. Meyer and DeVirgilio was fully vested in his SERP benefit as of December 31, 2007, and so would not have received any additional benefit had a change in control occurred on that date. For additional information about the SERP, please refer to the "Pension Benefits" section of this proxy statement at page 36.

(4) All stock options had an exercise price in excess of the fair market value of the underlying shares as of December 31, 2007, and are therefore not included in these calculations.

QUALIFYING TERMINATION FOLLOWING CHANGE IN CONTROL

      As described below, each Named Executive Officer would be entitled to certain payments and benefits if a "change in control" (as defined below) occurs and the Corporation or its affiliates terminates the executive's employment without "cause" (as defined below) or the executive terminates his employment with the Corporation or its affiliates for "good reason" (as defined below) within certain time periods following such change in control.

      CHANGE IN CONTROL AGREEMENTS. The Corporation has a change in control agreement ("Change in Control Agreement") with certain of its executive officers, including its Named Executive Officers. The Change in Control Agreements generally become effective only upon a change in control of the Corporation (as defined below) and provide certain benefits and protections to the covered executives during the three-year period (the two-year period for Mr. Groft) following a change in control. For example, the Change in Control Agreements generally provide that an executive's terms and conditions of employment (including position, location, base salary, short-term incentive, and benefits) would not be adversely changed during the applicable two-year or three-year period following a change in control. Moreover, the Change in Control Agreements provide that the executive would be entitled to certain severance benefits if, during the applicable two or three-year period following a change in control, the Corporation or its affiliates terminate the executive's employment without "cause" or the executive terminates his employment with the Corporation or its affiliates for "good reason." In general, the executive would be entitled to receive:

      o A pro-rated short-term incentive based on the average of the executive's last three pre-change in control short-term incentives ("Average Annual Incentive"), paid in a lump sum.

      o An amount equal to three times (or two times for Mr. Groft) the sum of the executive's base salary and Average Annual Incentive, payable in 12 equal monthly installments.

      o Outplacement services from a recognized outplacement provider, with a value not to exceed $30,000.

      o Continued welfare benefits (including health care benefits) for a period of three years (two years for Mr. Groft) following termination, subject to mitigation upon receiving similar benefits from another employer.

      o For Mr. Lant only, a "conditional gross-up" for excise and related taxes in the event the severance compensation and other payments or distributions to him, whether pursuant to the change in control agreement, stock option, performance share or otherwise would constitute "excess parachute payments," as defined in Section 280G of the Internal Revenue Code. The tax gross-up will be provided if the aggregate parachute value of all severance and other change in control payments to Mr. Lant exceeds 110% of the maximum amount that may be paid under Section 280G of the Internal Revenue Code without imposition of an excise tax. If the parachute value of Mr. Lant's payments does not exceed the 110% threshold, the executive's payments will be reduced to the extent necessary to avoid imposition of the excise tax on "excess parachute payments." In contrast, the other Named Executive Officers would be responsible for paying the applicable excise taxes under Section 280G imposed on any payments under the Change in Control Agreement or otherwise, but any payments subject to the excise tax would be reduced if such reduction provides a larger after-tax benefit than if the excise tax applied.

      o Reimbursement for all legal fees and expenses reasonably incurred in asserting his rights under the Agreements, regardless of the outcome of the dispute (unless a tribunal determines that the executive's position was frivolous or maintained in bad faith). For purposes of the above calculations, we have assumed that the executive will not incur legal fees to enforce his rights under the Change in Control Agreement.

      DEFINITIONS. For purposes of the Change in Control Agreement, the following words have the meanings set forth below.

      o CHANGE IN CONTROL. A change in control generally means any of the following: (i) an acquisition of 20% or more of the Corporation's stock; (ii) a change in the membership of the Corporation's Board of Directors, such that the current incumbents and their approved successors no longer constitute a majority; (iii) a business combination in which any one of the following is true: the Corporation's old shareholders do not hold at least 60% of the combined enterprise; there is a 20%-or-more shareholder of the combined enterprise (other than as a result of conversion of the shareholder's pre-combination interest in the Corporation); or the members of the Corporation's Board of Directors (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) shareholder approval of a complete liquidation of the Corporation.

      o CAUSE. The term "cause" generally means: (i) the willful and continued failure of the executive to perform his duties; (ii) the willful engaging by the executive in illegal conduct or gross misconduct; (iii) the repeated use of alcohol by the executive that materially interferes with his duties, use of illegal drugs by the executive, or a violation of our drug or alcohol policies; (iv) a conviction, guilty plea, or plea of NOLO CONTENDERE of the executive for any crime involving moral turpitude or for any felony; (v) a breach by the executive of his fiduciary duties of loyalty or care or a material violation of the Code of Business Conduct and Ethics, or similar policies; or (vi) the breach by the executive of the confidentiality provision of the Change in Control Agreement.

      o GOOD REASON. The term "good reason" generally means: (i) any material reduction in the executive's authority, duties, or responsibilities; (ii) any failure by the Corporation to maintain the executive's base salary, short-term incentive, and benefits levels; (iii) any required relocation of the executive's office of 50 miles or more; (iv) any purported termination by the Corporation or any of its affiliated companies of the executive's employment otherwise than as expressly permitted by the Change in Control Agreement; or (v) any failure by the Corporation or any of its affiliated companies to require a successor to assume the Change in Control Agreement.

      ENHANCED SERP BENEFIT. If a Named Executive Officer is entitled to benefits under his or her Change in Control Agreement following a change in control, then his or her SERP benefit will be calculated as if he or she had remained employed with the Corporation and its affiliates for a three-year period following the change in control. Such benefit will commence to be paid upon the later of the executive's termination of employment or attainment of age
55. For additional information about the SERP, please refer to the "Pension Benefits" section of this proxy statement at page 36.

      NON-SOLICITATION AND NON-COMPETITION PROVISIONS. As a condition to each executive's entitlement to receive severance benefits under the Change in Control Agreement, each Named Executive Officer must not solicit employees of the Corporation and its successor for a one-year period following termination of employment and must comply with a confidentiality restriction. Moreover, Mr. Groft is prohibited from competing against Griffith Energy Services, Inc. in any market in which it has at least 1,000 customers for a period of up to two years. The acquiring or successor entity generally retains the right to suspend certain payments and pursue judicial remedies in the event that an executive breaches any of his confidentiality, non-solicitation, or similar obligations. Moreover, a terminated executive is required to sign a release of all claims against the Corporation, the acquiring or successor entity, and any of their officers, directors, employees, or shareholders, prior to receiving severance benefits under the Change in Control Agreements.

      Based on the above, each Named Executive Officer would have been entitled to the following estimated payments and benefits from the Corporation or its successor if a "change in control" occurred on December 31, 2007, and the Corporation or its affiliates terminated the executive's employment without "cause" or the executive terminated his employment with the Corporation or its affiliates for "good reason" immediately following such change in control. These benefits would be in addition to the payments and benefits described in the change in control table immediately above.

                                                                  CONTINUED
                                                                   WELFARE
                                                   CONTINUED       BENEFITS      ENHANCED
                        CASH       OUTPLACEMENT   HEALTHCARE     (OTHER THAN       SERP       SECTION 280G
EXECUTIVE             SEVERANCE      SERVICES     BENEFITS(1)   HEALTHCARE)(2)   BENEFIT(3)    GROSS-UP(4)     TOTAL
---------            -----------   ------------   -----------   --------------   ----------   ------------   ----------
Steven V. Lant        $2,775,360     $30,000        $43,800         $6,196        $627,700     $2,418,501    $5,901,557
Christopher M.
   Capone              1,116,608      30,000         36,400          3,224         141,600            N/A     1,327,832
Carl E. Meyer          1,327,868      30,000         58,200          3,829         255,700            N/A     1,675,597
Joseph J.
   DeVirgilio, Jr.     1,155,984      30,000         51,200          3,345         173,500            N/A     1,414,029
W. Randolph Groft        669,430      30,000         16,200          3,408             N/A            N/A       719,038

----------
(1) The present value of the continued healthcare benefits is calculated in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 106, EMPLOYER'S ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSIONS. The values assume continued healthcare coverage for the individual and his spouse for the applicable continuation period. See Note 10 of the Consolidated Financial Statements contained in the Annual Report for an explanation of the assumptions made by the Corporation in the valuation of the continued health care benefits.

(2) Represents the value of premiums for continued group life insurance during the applicable two or three-year continuation period.

(3) The value of the enhanced SERP benefit equals the present value of the increase in the individual's SERP benefit as of December 31, 2007, calculated as if he had remained employed with the Corporation and its affiliates for an additional three-year period following termination. The present value was determined based on a 6.40% discount rate and the Retirement Plan 2000 Combined Table Projected to 2006, with no collar adjustment. For additional information about the SERP, please refer to the "Pension Benefits" section of this proxy statement at page 36.

(4) Section 280G of the Internal Revenue Code applies if there is a change in control of the Corporation, compensation is paid to a Named Executive Officer as a result of the change in control ("parachute payments"), and the present value of the parachute payments is 300% or more of the executive's "base amount", which equals his average W-2 income for the five-calendar-year period immediately preceding the change in control (E.G., 2002-2006 if the change in control occurs in 2007). If Section 280G applies, then the Named Executive Officer is subject to an excise tax equal to 20% of the amount of the parachute payments in excess of his base amount (the "excess parachute payments"), in addition to income and employment taxes. Moreover, the Corporation is denied a federal income tax deduction for the excess parachute payments. The amounts in the Section 280G Gross-Up column reflects a tax gross-up for the excise and related taxes, as required under the terms of Mr. Lant's Change in Control Agreement described above. The amounts are merely estimates based on the following assumptions: (i) an excise tax rate of 20% and a combined federal, state and local income and employment tax rate of 43.45%, (ii) a discount rate of 4.61%, (iii) a stock price on December 31, 2007 of $44.54 per share, (iv) the stock options are cashed-out instead of assumed, and
      (v) no amounts were allocated to the non-solicitation or non-competition covenants contained in the employment agreements.

DIRECTOR COMPENSATION

      The Corporation's Director compensation program is designed to enhance the Corporation's ability to attract and retain highly qualified Directors and to align their interests with the long-term interests of the Corporation's shareholders. The program consists of both a cash component, designed to compensate independent Directors for their service on the Board and its Committees, and an equity component, designed to align the interests of independent Directors and shareholders. Mr. Lant receives no compensation for his service on the Board.

      CASH COMPENSATION. During 2007, the basic annual cash retainer paid to independent Directors was $55,000. The cash retainer is paid quarterly in advance in four equal installments to each person serving as an independent Director at the time when the particular quarterly payment is made. Independent Directors who serve as a Committee Chair or as the Lead Independent Director of the Board receive an additional annual retainer. The positions carrying the payment of an additional retainer along with the annual amount of such additional annual retainer during 2007 were as follows: Lead Independent Director ($7,500); Chair of the Audit Committee ($10,000); Chair of the Governance and Nominating Committee ($7,500); Chair of the Compensation Committee ($7,500); and Chair of the Strategy and Finance Committee ($7,500). Such additional retainers are generally paid quarterly, in advance, and are prorated based on the period of service of a Director during the year in any of those positions.

      EQUITY COMPENSATION. During 2007, the equity component of annual compensation for each independent Director was fixed at a number of phantom shares of the Corporation's Common Stock having an aggregate value approximately equal to $55,000. These shares were credited quarterly to each Director's account under the Directors and Executives Deferred Compensation Plan. The program requires this credit to remain invested in phantom shares until the termination of the Director's service on the Board and to be paid only in cash after termination of Board service. The number of phantom shares credited to each Director's account was calculated on the basis of the closing price of the Corporation's Common Stock on the first Monday following the first Tuesday of January 2007, i.e., January 8, 2007. The phantom shares were credited in four equal installments to the account of each person serving as an independent Director at the time when the particular quarterly installment was credited.

      DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN. An independent Director also may elect to defer payment of all or part of the cash compensation received as a Director under the Corporation's Directors and Executives Deferred Compensation Plan. If the Director so elects, any deferred cash compensation may be credited to a bookkeeping account of phantom shares, whose value is tied to the value of the Corporation's Common Stock, or to other investment options provided under the Directors and Executives Deferred Compensation Plan from time to time. Compensation deferred in accordance with the Directors and Executives Deferred Compensation Plan is paid to Directors (adjusted to reflect investment earnings and losses) at the time the Director ceases being a member of the Board of Directors, either in a lump sum or over a period of time depending on the circumstances of cessation and/or distribution elections.

      CHANGES TO DIRECTOR COMPENSATION PROGRAM. On May 24, 2007, the Board of Directors adopted new director stock ownership guidelines, effective as of July 1, 2007, which require each Director to accumulate within 5 years, and to hold during his or her service on the Board, at least 6,000 shares of the Corporation's Common Stock. In light of the new ownership guidelines, the Corporation amended the Corporation's Directors and Executives Deferred Compensation Plan, effective as of January 1, 2008. Prior to the amendment, phantom shares were credited quarterly on behalf of each Director to the director stock account under the Corporation's Directors and Executives Deferred Compensation Plan, and they remained invested as phantom shares during the Director's service on the Board. In light of the new stock ownership guidelines, the amended plan provides that if a Director satisfies the then-applicable stock ownership guidelines, he or she will no longer receive future credits of phantom shares to the director stock account. Instead, the value of any future credits of phantom shares will be paid to the director in cash or deferred under the Directors and Executives Deferred Compensation Plan at the election of the director. If deferred, the amounts may be invested by the director in any investment option available under the plan. Phantom share contributions to the director stock account made prior to the amendment will continue to be invested as phantom shares; upon retirement, the Director may diversify all or any portion of the existing phantom shares held in the director stock account into other investment options available under the Directors and Executives Deferred Compensation Plan. The amended plan also provides participants with an opportunity to elect each year whether to receive that year's deferrals in a lump sum or in quarterly installments over a period of either five, ten or fifteen years if they retire or become disabled within 24 months after a change in control. Prior to the amendment, participants did not have the opportunity to file a change in control payment election.

      The following table sets forth information regarding compensation for the year ended December 31, 2007 for the Directors other than Mr. Lant.

     ----------------------------------------------------------------------
                                 FEES EARNED OR
                                  PAID IN CASH     STOCK AWARDS     TOTAL
                                       ($)              ($)          ($)
                NAME                   (1)              (2)          (3)
     ----------------------------------------------------------------------
     Margarita K. Dilley             65,000           52,657       117,657
     ----------------------------------------------------------------------
     Steven M. Fetter                62,500           52,657       115,157
     ----------------------------------------------------------------------
     Edward F. X. Gallagher (4)      18,333           18,286        36,619
     ----------------------------------------------------------------------
     Stanley J. Grubel               62,500           52,657       115,157
     ----------------------------------------------------------------------
     Manuel J. Iraola                55,000           52,657       107,657
     ----------------------------------------------------------------------
     E. Michel Kruse                 70,000           52,657       122,657
     ----------------------------------------------------------------------
     Jeffrey D. Tranen               55,000           52,657       107,657
     ----------------------------------------------------------------------
     Ernest R. Verebelyi             55,000           52,657       107,657
     ----------------------------------------------------------------------

----------
(1) Reflects the cash annual retainer and committee chair fees paid to the independent Directors for service on the Board. Independent Directors receive no other cash compensation for service on the Board.

(2) The dollar amounts shown in this column are different from the $55,000 amount that was used to calculate the number of phantom shares to be credited to the Directors, based on the closing price of the Corporation's Common Stock on January 8, 2007. This difference occurs because this Stock Awards column reflects the aggregate dollar amount recognized for financial statement reporting purposes with respect to the phantom shares. The phantom shares were credited in equal quarterly installments to the account of each person serving as an independent Director at the time when the particular quarterly installment was credited. The dollar amount reported in this Stock Awards column was determined under FAS 123R using the fair market value of the Corporation's Common Stock on the date each credit was made. The amount reported in this column also equals the grant date fair value of the phantom shares awards under FAS 123R. For more information about these phantom shares credits, please refer to the narrative description of the Director compensation program that precedes this table.

      The total number of phantom shares of the Corporation's Common Stock credited to the account of each Director other than Mr. Lant under the Corporation's Directors and Executives Deferred Compensation Plan as of December 31, 2007, is listed below:

                                            THE TOTAL NUMBER OF PHANTOM
                                           SHARES CREDITED TO THE ACCOUNT
     NAME                                OF EACH DIRECTOR AS OF 12/31/2007
     ----                                ----------------------------------
     Margarita K. Dilley .............               3,502
     Steven M. Fetter ................               5,408
     Edward F. X. Gallagher ..........               4,824
     Stanley J. Grubel ...............               5,959
     Manuel J. Iraola ................               2,220
     E. Michel Kruse .................               5,262
     Jeffrey D. Tranen ...............               4,672
     Ernest R. Verebelyi .............               1,926

(3) The Corporation did not recognize any amount of expense for financial statement reporting purposes for the fiscal year ending December 31, 2007, with respect to outstanding Director stock options. The outstanding stock options held by our Directors are listed below. The stock options were granted with an exercise price equal to the fair market value of the underlying shares on the date of grant. The stock options were fully vested on the date of grant.

                                      # OF SHARES UNDERLYING STOCK   # OF SHARES UNDERLYING STOCK
NAME                                  OPTIONS GRANTED ON 1/1/2003    OPTIONS GRANTED ON 1/1/2001
----                                  ----------------------------   ----------------------------
Steven M. Fetter ..................              1,000                           N/A
Edward F. X. Gallagher ............              1,000                         3,000
Stanley J. Grubel .................              1,000                         3,000
E. Michel Kruse ...................              1,000                           N/A
Exercise Price per Share: .........             $48.62                        $44.06

(4)   Mr. Gallagher retired from the Board at the 2007 Annual Meeting.

                PROPOSAL NO. 2 - SHAREHOLDER PROPOSAL RELATING TO
                 THE DECLASSIFICATION OF THE BOARD OF DIRECTORS

      The Corporation has received a shareholder proposal from Mr. Gerald R. Armstrong of 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227. On November 1, 2007, the date on which Mr. Armstrong submitted the proposal to the Corporation, he owned 80.191 shares of Common Stock. At his request, the Corporation has included Mr. Armstrong's following proposal and supporting statement in its Proxy Statement for the Annual Meeting. If properly presented, this proposal will be voted on at the Annual Meeting.

      The Board of Directors of the Corporation recommends a vote "AGAINST" this proposal.

THE BOARD STRUCTURE

      The Corporation's Restated Certificate of Incorporation and By-laws require that the Board of Directors be divided into three classes, as nearly equal in size as possible, with one class standing for election each year. Currently, the Corporation's Board of Directors consists of eight (8) Directors and is divided into three classes, each class having a three-year term of office and one class being elected each year, including this year. This structure is commonly known as a "classified" board.

SHAREHOLDER PROPOSAL

      Mr. Armstrong's proposal is quoted verbatim in italics below. Pursuant to Rule 14a-8(l)(2) under the Securities Exchange Act of 1934, the Corporation is not responsible for the contents of the shareholder proposal or its supporting statement.

                                   RESOLUTION

THAT THE SHAREHOLDERS OF CH ENERGY GROUP, INC. REQUEST ITS BOARD OF DIRECTORS TO TAKE THE STEPS NECESSARY TO ELIMINATE CLASSIFICATION OF TERMS OF ITS BOARD OF DIRECTORS TO REQUIRE THAT ALL DIRECTORS STAND FOR ELECTION ANNUALLY. THE BOARD DECLASSIFICATION SHALL BE COMPLETED IN A MANNER THAT DOES NOT AFFECT THE UNEXPIRED TERMS OF THE PREVIOUSLY-ELECTED DIRECTORS.

                                    STATEMENT

THE PROPONENT BELIEVES THE ELECTION OF DIRECTORS IS THE STRONGEST WAY THAT SHAREHOLDERS INFLUENCE THE DIRECTORS OF ANY CORPORATION. CURRENTLY, OUR BOARD OF DIRECTORS IS DIVIDED INTO THREE CLASSES WITH EACH CLASS SERVING THREE-YEAR TERMS. BECAUSE OF THIS STRUCTURE, SHAREHOLDERS MAY ONLY VOTE FOR ONE-THIRD OF THE DIRECTORS EACH YEAR. THIS IS NOT IN THE BEST INTEREST OF THE SHAREHOLDERS BECAUSE IT REDUCES ACCOUNTABILITY.

U. S. BANCORP, ASSOCIATED BANC-CORP, PIPER-JAFFRAY COMPANIES, FIFTH-THIRD BANCORP, PAN PACIFIC RETAIL PROPERTIES, QWEST COMMUNICATIONS INTERNATIONAL, XCEL ENERGY, GREATER BAY BANCORP, NORTH VALLEY BANCORP, PACIFIC CONTINENTAL CORPORATION, REGIONS FINANCIAL CORPORATION, COBIZ FINANCIAL INC., MARSHALL & ILLSLEY CORPORATION, AND WINTRUST FINANCIAL, INC. ARE AMONG THE CORPORATIONS ELECTING DIRECTORS ANNUALLY BECAUSE OF THE EFFORTS OF THE PROPONENT.

THE PERFORMANCE OF OUR MANAGEMENT AND OUR BOARD OF DIRECTORS IS NOW BEING MORE STRONGLY TESTED DUE TO ECONOMIC CONDITIONS AND THE ACCOUNTABILITY FOR PERFORMANCE MUST BE GIVEN TO THE SHAREHOLDERS WHOSE CAPITAL HAS BEEN ENTRUSTED IN THE FORM OF SHARE INVESTMENTS.

A STUDY BY RESEARCHERS AT HARVARD BUSINESS SCHOOL AND THE UNIVERSITY OF PENNSYLVANIA'S WHARTON SCHOOL TITLED "CORPORATE GOVERNANCE AND EQUITY PRICES" (QUARTERLY JOURNAL OF ECONOMICS, FEBRUARY, 2003), LOOKED AT THE RELATIONSHIP BETWEEN CORPORATE GOVERNANCE PRACTICES (INCLUDING CLASSIFIED BOARDS) AND FIRM PERFORMANCE. THE STUDY FOUND A SIGNIFICANT POSITIVE LINK BETWEEN GOVERNANCE PRACTICES FAVORING SHAREHOLDERS (SUCH AS ANNUAL DIRECTORS ELECTION) AND FIRM VALUE.

WHILE MANAGEMENT MAY ARGUE THAT DIRECTORS NEED AND DESERVE CONTINUITY, MANAGEMENT SHOULD BECOME AWARE THAT CONTINUITY AND TENURE MAY BE BEST ASSURED WHEN THEIR PERFORMANCE AS DIRECTORS IS EXEMPLARY AND IS DEEMED BENEFICIAL TO THE BEST INTERESTS OF THE CORPORATION AND ITS SHAREHOLDERS.

THE PROPONENT REGARDS AND [sic] UNFOUNDED THE CONCERN EXPRESSED BY SOME THAT ANNUAL ELECTION OF ALL DIRECTORS COULD LEAVE COMPANIES WITHOUT EXPERIENCED DIRECTORS IN THE EVENT THAT ALL INCUMBENTS ARE VOTED OUT BY SHAREHOLDERS. IN THE UNLIKELY EVENT THAT SHAREHOLDERS DO VOTE TO REPLACE ALL DIRECTORS, SUCH A DECISION WOULD EXPRESS DISSATISFACTION WITH THE INCUMBENT DIRECTORS AND REFLECT A NEED FOR CHANGE.

IF YOU AGREE THAT SHAREHOLDERS MAY BENEFIT FROM GREATER ACCOUNTABILITY AFFORDED BY ANNUAL ELECTION OF ALL DIRECTORS, PLEASE VOTE "FOR" THIS PROPOSAL.

THE BOARD OF DIRECTOR'S RESPONSE IN OPPOSITION TO MR. ARMSTRONG'S PROPOSAL

      The Board of Directors believes that the current classified structure of the Board is working well for the Corporation and its shareholders. We have carefully considered Mr. Armstrong's proposal, and we have concluded that it should not be adopted.

      The current Board structure enables the Directors to focus on the long-term success of the Corporation. This structure assures shareholders that they have the ability to elect approximately one-third of their Directors each year, while also assuring shareholders that approximately two-thirds of their Directors will continue to serve for the remaining one or two years of their terms. We believe this structure is in the long-term interests of the Corporation and its shareholders because it results in the Board consistently having a majority of Directors who have experience with the challenges and opportunities facing the businesses of the Corporation. We believe it enhances the knowledge-base, stability, and collegiality of the Board's deliberations, and improves the Board's ability to understand and consider what is in the long-term interests of the Corporation and its shareholders.

      The Corporation's businesses include a utility and competitive business subsidiaries. The utility is subject to significant ongoing government regulation; the competitive business subsidiaries are not. The oversight of these distinct and complex businesses requires both short-term and long-term planning, as well as careful and on-going implementation of business policies and strategies. The knowledge and experience among our Directors with regard to the Corporation and its businesses are valuable resources as the Board strives to make the business decisions that are best for the Corporation and its shareholders.

      We are a predominately independent Board. We are comprised of eight directors, seven of whom are independent. We believe that our classified structure gives CH Energy Group, Inc. an advantage in attracting and recruiting talented director candidates who are willing to make at least a three year commitment of their time, energy and skills. We also believe that our three year terms enhance our independence and our commitment because we can reach decisions in a context where we do not face the risk of pressures and uncertainties involved with facing annual elections.

      The classified Board structure is an important asset for shareholders because it provides a level of protection against an unsolicited takeover effort based on an inadequate offer, and it enhances the Board's ability to respond effectively if such a situation were to arise. This Board structure would not preclude a takeover. Instead, because the structure makes it impossible to elect a majority of Directors at one meeting of shareholders, our classified structure would strongly encourage a potential acquirer to negotiate directly with the Board. This would give the Board time to evaluate the adequacy and fairness of any takeover proposal and to weigh alternative methods of maximizing shareholder value. Thus, our classified structure better positions the Board to negotiate effectively to realize the greatest value for shareholders. The Corporation's classified Board prevents a potential acquirer from unilaterally and rapidly gaining control of our businesses without paying fair value.

      Mr. Armstrong suggests that a classified board reduces accountability. We do not agree. As directors, each of us has fiduciary duties of care and loyalty to the Corporation and its shareholders. These duties require us to act in good faith and in the best interests of the Corporation and its shareholders. These duties exist regardless of how often a director stands for election. As current Directors, and as stewards for the shareholders, we embrace these duties and we strive to attain the highest quality of corporate governance.

      After careful consideration of Mr. Armstrong's proposal, and after reviewing the benefits of our current structure discussed in the preceding paragraphs, the Board of Directors has unanimously determined that the retention of CH Energy Group, Inc.'s classified Board structure remains in the best interest of the Corporation and its shareholders. Accordingly, the Board of Directors unanimously recommends voting against the proposal.

VOTE REQUIRED

      The proposal will pass if it receives a majority of the votes cast by the Corporation's shareholders at the Annual Meeting in person or by proxy. Abstentions and broker non-votes are voted neither "FOR" nor "AGAINST" and have no effect on the vote but are counted in the determination of a quorum.

      A vote in favor of this proposal is an advisory recommendation to the Board of Directors. This proposal requests the Board to take those steps necessary to cause the annual election of all Directors. One of those steps would be to amend the Corporation's By-laws. The amendment, repeal or alteration of the provisions of the By-laws providing for a classified Board must be made by either (i) the affirmative vote of not less than 80% of the shares entitled to vote thereon at an annual or special shareholders' meeting at which the action is proposed, or (ii) the approval of not less than two-thirds of the entire Board of Directors. If this proposal were to be approved by the shareholders at this Annual Meeting, and the Board of Directors were to submit the required amendments to the provisions in the Corporation's By-laws providing for a classified Board to the shareholders for a vote at a future meeting, approval of the amendments would require the affirmative vote of 80% of the shares entitled to vote thereon.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THE SHAREHOLDER PROPOSAL RELATING TO THE DECLASSIFICATION OF THE BOARD
                                  OF DIRECTORS.

                                  OTHER MATTERS

      The Board of Directors does not know of any matters to be brought before the Annual Meeting other than those referred to in the notice hereof. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the proxy in accordance with their judgment on such matters.

                                         By Order of the Board of Directors,

                                         John E. Gould
March 7, 2008                            CORPORATE SECRETARY

                      [This Page Intentionally Left Blank]

                         ROUTE TO CH ENERGY GROUP, INC.

                                   [ROUTE MAP]

FROM NEW YORK CITY AREA:

o     Taconic State parkway North to Interstate 84 (I-84)

o     I-84 West to Exit 13 (Route 9)

o     Turn right off ramp onto Route 9 North

o     Route 9 approximately 12 miles to the Academy Street / South Avenue Exit

o     Bear left at end of ramp and go under overpass

o     Turn right into CH Energy Group, Inc. entrance

FROM CONNECTICUT:

o     I-84 West to Exit 13 (Route 9)

o     Continue as above

FROM PENNSYLVANIA:

o     I-84 East to Exit 13 (Route 9)

o     Turn left off ramp onto Route 9 North

o     Continue as above

FROM NEW JERSEY AND UPSTATE NEW YORK:

o     New York State Thruway (I-87) to Exit 18 (New Paltz)

o     Turn right onto Route 299

o     Route 299 approximately 5 miles, turn right onto Route 9W South

o     Route 9W approximately 2 miles, bear right for FDR/Mid-Hudson Bridge

o     After crossing bridge take first right (Route 9 South)

o     Bear right off exit ramp into CH Energy Group, Inc. entrance

     [LOGO OF CH ENERGY GROUP, INC.]

                                                    000004

     MR A SAMPLE
     DESIGNATION (IF ANY)
     ADD 1
     ADD 2
     ADD 3
     ADD 4
     ADD 5
     ADD 6







Using a BLACK INK pen, mark your votes with an X as shown in    [X]
this example. Please do not write outside the designated areas.


===================
ADMISSION TICKET
========================  C123456789

000000000.000000 ext     000000000.000000 ext

000000000.000000 ext     000000000.000000 ext

000000000.000000 ext     000000000.000000 ext


ELECTRONIC VOTING INSTRUCTIONS

YOU CAN VOTE BY INTERNET OR TELEPHONE!
AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

PROXIES SUBMITTED BY SHAREHOLDERS OF RECORD BY THE INTERNET OR TELEPHONE MUST BE RECEIVED BY 12:01 A.M., CENTRAL TIME, ON APRIL 22, 2008.


VOTE BY INTERNET

o  Log on to the Internet and go to
   www.investorvote.com/CHG

o  Follow the steps outlined on the secured website.

VOTE BY TELEPHONE

o Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone.
   There is NO CHARGE to you for the call.

o  Follow the instructions provided by the recorded message.

-------------------------------------------------------------------------------

ANNUAL MEETING PROXY CARD              123456         C0123456789         12345

-------------------------------------------------------------------------------

      IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A PROPOSALS -- THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED IN PROPOSAL NO. 1, AND A VOTE AGAINST PROPOSAL NO. 2.

Proposal No. 1. Election of Class II Directors:

                          FOR  WITHHOLD                                                              FOR  AGAINST  ABSTAIN

01 - Margarita K. Dilley  [ ]    [ ]     Proposal No. 2. Shareholder proposal requesting necessary   [ ]   [ ]      [ ]
                                                         steps to declassify the Board of Directors.
02 - Steven M. Fetter     [ ]    [ ]

03 - Stanley J. Grubel    [ ]    [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

MEETING ATTENDANCE                                      ANNUAL REPORT

Mark the box to the right if you plan to  [ ]           Mark the box to the right if you would    [ ]
attend the Annual Meeting.                              like to stop receiving an Annual Report.

CHANGE OF ADDRESS -- Please print new address below.    COMMENTS -- Please print your comments below.
---------------------------------------------------     ---------------------------------------------------

---------------------------------------------------     ---------------------------------------------------

B AUTHORIZED SIGNATURES -- THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. -- DATE AND SIGN BELOW

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.


Date (mm/dd/yyyy) -- Please print       Signature 1 -- Please keep         Signature 2 -- Please keep
date below.                             signature within the box.          signature within the box.
---------------------------------       --------------------------         ----------------------------
       /       /
---------------------------------       --------------------------         ----------------------------

C 1234567890     J N T        MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
                              140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
                              MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
1 U P X    0 1 6 5 3 0 1      MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND  +



[STOCK#]    00UAAF

                                ADMISSION TICKET

                         ANNUAL MEETING OF SHAREHOLDERS
                           April 22, 2008, 10:30 a.m.


                             CH ENERGY GROUP, INC.
                       284 South Avenue, Poughkeepsie, NY

-------------------------------------------------------------------------------
                                     AGENDA

                          o   Election of Directors
  o   To consider and vote upon a shareholder proposal, if properly presented
-------------------------------------------------------------------------------


        IT IS IMPORTANT THAT ALL SHARES BE REPRESENTED AT THIS MEETING,
                WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON.
                    TO MAKE SURE ALL SHARES ARE REPRESENTED,
             WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD BELOW.


-------------------------------------------------------------------------------
                   If planning to attend the Annual Meeting,
              please mark the appropriate box on the reverse side.
              Present this Admission Ticket to the representative
                  at the entrance to the Annual Meeting room.
-------------------------------------------------------------------------------

       IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

[LOGO OF CH ENERGY GROUP, INC.]

-------------------------------------------------------------------------------
PROXY -- CH ENERGY GROUP, INC.
-------------------------------------------------------------------------------

PROXY OF COMMON SHAREHOLDERS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints MANUEL J. IRAOLA, E. MICHEL KRUSE, JEFFREY D. TRANEN AND ERNEST R. VEREBELYI, or any one or more of them, as proxy, with full power of substitution, to vote, as designated on the reverse hereof, all shares of Common Stock owned of record by the undersigned on February 29, 2008, at the Annual Meeting of Shareholders of CH Energy Group, Inc. to be held at the office of the Corporation, 284 South Avenue, in the City of Poughkeepsie, Dutchess County, New York, on April 22, 2008, or any adjournment or postponement thereof, upon all such matters as may properly come before the meeting, including the proposals described in the Proxy Statement, dated March 7, 2008, a copy of which has been received by the undersigned.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED WITH REGARD TO PROPOSALS NO. 1 AND NO. 2. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1 AND "AGAINST" PROPOSAL NO. 2.

You may vote the shares held in this account by telephone or electronically using the Internet. Voting by telephone or using the Internet will eliminate the need to mail voted proxy card(s) representing shares held in the account; therefore if voting using the Internet or by telephone, please do not mail your card. Both voting systems preserve the confidentiality of every vote and will confirm the voting instructions with you. You may also change selections on any or all of the proposals to be voted. To vote by telephone or using the Internet, please have this proxy card and your social security number available. Please follow the steps below.

As an added convenience, you may sign up to receive next year's annual report and proxy materials via the Internet. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit www.computershare.com/us/ecomms.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2008:

THE CORPORATION'S PROXY STATEMENT AND THE CORPORATION'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 ARE AVAILABLE AT WWW.CHENERGYGROUP.COM BY SELECTING "INVESTOR RELATIONS" AND THEN SELECTING "FINANCIAL REPORTS."